As filed with the Securities and Exchange Commission on April 14, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LANDRY’S RESTAURANTS, INC.

SEE TABLE OF ADDITIONAL REGISTRANTS ON FOLLOWING PAGE

(Exact name of registrant as specified in its charter)

Delaware	5812	76-0405386
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification No.)

1510 WEST LOOP SOUTH

HOUSTON, TX 77027

(713) 850-1010

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Tilman J. Fertitta

1510 West Loop South

Houston, Texas 77027

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

ARTHUR S. BERNER Haynes and Boone, LLP 1221 McKinney Street, Suite 2100 Houston, Texas 77010 Telephone: (713) 547-2526 Telecopy: (713) 236-5652	STEVEN L. SCHEINTHAL Executive Vice President, General Counsel and Secretary Landry’s Restaurants, Inc. 1510 West Loop South Houston, Texas 77027 (713) 850-1010

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
7.5% Senior Notes due 2014, Series B	$400,000,000	100%	$400,000,000	$47,080(1)
Guarantees of 7.5% Senior Notes due 2014, Series B	$400,000,000	(2)	(2)	(2)

(1)	Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933.
(2)	No separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Landry’s Trademark, Inc.	Delaware	5812	76-0429324
Landry’s G.P., Inc.	Delaware	5812	76-0429326
LSRI Holdings, Inc.	Delaware	5812	51-0350537
Landry’s Limited, Inc.	Delaware	5812	76-0429327
LCH Acquisition, Inc.	Delaware	5812	04-3654742
FSI Restaurant Development Limited	Texas	5812	76-0485409
WSI Fish Limited	Texas	5812	80-0053333
Landry’s Management, L.P.	Delaware	5812	76-0410650
C.A. Muer Corporation	Michigan	5812	38-1752352
Captain Crab’s Take-Away of 79th Street, Inc.	Florida	5812	59-2415549
CHLN, Inc.	Delaware	5812	75-3060201
CHLN-Idaho, Inc.	Idaho	5812	35-2169771
CHLN-Maryland	Maryland	5812	37-1431115
Crab Addison, Inc.	Texas	5812	76-0444189
Crab House, Inc.	Florida	5812	59-2415174
Cryo Realty Corp.	Florida	5812	65-0371178
CryoTech Industries of North Carolina, Inc.	North Carolina	5812	56-1700475
FSI Devco, Inc.	Nevada	5812	76-0485407
Hospitality Headquarters, Inc.	Texas	5812	94-3426220
Houston Aquarium, Inc.,	Texas	5812	76-0622091
Inn at the Ballpark Catering, Inc.	Texas	5812	76-0566913
Joe’s Crab Shack—Delaware, Inc.	Delaware	5812	93-3421359
Joe’s Crab Shack—San Diego, Inc.	California	5812	76-0558819
Landry’s Crab Shack, Inc.	Texas	5812	76-0435815
Landry’s Development, Inc.	Texas	5812	76-0379687
Landry’s Downtown Aquarium, Inc.	Colorado	5812	34-1975554
Landry’s Pesce, Inc.	Texas	5812	02-0706901
Landry’s Seafood & Steak House—Corpus Christi, Inc.	Texas	5812	76-0339372
Landry’s Seafood House—Addison, Inc.	Texas	5812	76-0412432
Landry’s Seafood House—Alabama, Inc.	Alabama	5812	63-1149322
Landry’s Seafood House—Arizona, Inc.	Arizona	5812	76-0428612
Landry’s Seafood House—Arlington, Inc.	Texas	5812	76-0412433
Landry’s Seafood House—Austin, Inc.	Texas	5812	76-0365369
Landry’s Seafood House—Bellevue, Inc.	Kentucky	5812	76-0612144
Landry’s Seafood House—Biloxi, Inc.	Mississippi	5812	76-0428660
Landry’s Seafood House—Colorado, Inc.	Colorado	5812	76-0441827
Landry’s Seafood House—Delaware, Inc.	Delaware	5812	06-1652449
Landry’s Seafood House—Florida, Inc.	Florida	5812	76-0428663
Landry’s Seafood House—Georgia, Inc.	Georgia	5812	76-0539537
Landry’s Seafood House—Hampton, Inc.	Virginia	5812	56-2418734
Landry’s Seafood House—Illinois, Inc.	Illinois	5812	76-0526413
Landry’s Seafood House—Indiana, Inc.	Indiana	5812	76-0539535
Landry’s Seafood House—Kansas, Inc.	Kansas	5812	76-0554895
Landry’s Seafood House—Kentucky, Inc.	Kentucky	5812	76-0526412
Landry’s Seafood House—Lafayette, Inc.	Louisiana	5812	76-0406620
Landry’s Seafood House—Little Rock, Inc.	Arkansas	5812	76-0416230
Landry’s Seafood House—Maryland, Inc.	Maryland	5812	76-0562604
Landry’s Seafood House—Memphis, Inc.	Tennessee	5812	76-0416232
Landry’s Seafood House—Michigan, Inc.	Michigan	5812	76-0543264

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Landry’s Seafood House—Minnesota, Inc.	Minnesota	5812	76-0566908
Landry’s Seafood House—Missouri, Inc.	Missouri	5812	76-0453745
Landry’s Seafood House—Nevada, Inc.	Nevada	5812	88-0343206
Landry’s Seafood House—New Jersey, Inc.	New Jersey	5812	76-0576695
Landry’s Seafood House—New Mexico, Inc.	New Mexico	5812	85-0433985
Landry’s Seafood House—New Orleans, Inc.	Louisiana	5812	76-0412628
Landry’s Seafood House—Norfolk Virginia, Inc.	Virginia	5812	76-0566368
Landry’s Seafood House—North Carolina	North Carolina	5812	76-0526411
Landry’s Seafood House—Ohio, Inc.	Ohio	5812	34-1806365
Landry’s Seafood House—Oklahoma, Inc.	Oklahoma	5812	76-0444401
Landry’s Seafood House—Pennsylvania, Inc.	Pennsylvania	5812	76-0576696
Landry’s Seafood House—Redondo Beach, Inc.	California	5812	76-0615107
Landry’s Seafood House—San Luis, Inc.	Texas	5812	76-0423742
Landry’s Seafood House—South Carolina, Inc.	South Carolina	5812	76-0464923
Landry’s Seafood House—Utah, Inc.	Utah	5812	76-0624272
Landry’s Seafood House—Virginia, Inc.	Virginia	5812	76-0561227
Landry’s Seafood Inn & Oyster Bar—Galveston, Inc.	Texas	5812	76-0248347
Landry’s Seafood Inn & Oyster Bar—Kemah, Inc.	Texas	5812	76-0310193
Landry’s Seafood Inn & Oyster Bar—San Antonio, Inc.	Texas	5812	76-0272269
Landry’s Seafood Inn & Oyster Bar—Sugar Creek, Inc.	Texas	5812	76-0272920
Landry’s Seafood Kemah, Inc.	Texas	5812	76-0310193
LNY—Iowa, Inc.	Iowa	5812	20-0633179
Marina Acquisition Corporation of Florida, Inc.	Florida	5812	76-0626553
Nevada Aquarium, Inc.	Nevada	5812	76-0681114
Ocean Blue Industries, inc.	Delaware	5812	80-0014844
Rainforest Café, Inc.	Minnesota	5812	41-1779527
Rainforest Café, Inc.—Baltimore County	Maryland	5812	52-2125362
Rainforest Café, Inc.—Cha Cha	Texas	5812	75-2697014
Rainforest Café, Inc.—Kansas	Kansas	5812	48-1211001
Rainforest Trademark, Inc.	Delaware	5812	76-0671746
Saltgrass, Inc.	Texas	5812	76-0485411
Seafood Holding Supply, Inc.	Delaware	5812	02-0638522
Summit Aircraft Services, Inc.	Delaware	5812	76-0651524
Summit One Network, Inc.	Delaware	5812	20-1425021
Summit Seafood Supply, Inc.	Delaware	5812	76-0382396
Summit Supply, Inc.	Delaware	5812	02-0638524
West End Seafood, Inc.	Texas	5812	76-0382396
Willie G’s Galveston, Inc.	Texas	5812	76-0394515
Willie G’s Post Oak, Inc.	Texas	5812	76-0250567

The address of the principal executive offices of all of the registrants is 1510 West Loop South, Houston, Texas 77027 and the telephone number is (713) 850-1010.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 14, 2005

LANDRY’S RESTAURANTS, INC.

Offer to Exchange 7.5% Senior Notes due 2014, Series B

that have been registered under the Securities Act of 1933

for

Any and All Outstanding 7.5% Senior Notes due 2014, Series A

($400,000,000 in principal amount outstanding)

The Exchange Offer

Expiration Date. The exchange offer expires at 5:00 p.m., New York City time, on [•], 2005, unless extended.

Notes Exchanged. All existing notes tendered in accordance with the procedures in this prospectus and not withdrawn will be exchanged for an equal principal amount of exchange notes.

Conditions. The exchange offer is not conditioned upon a minimum aggregate principal amount of existing notes being tendered. The exchange offer is not subject to any condition other than that it not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission and that no judicial or administrative proceedings that would limit us from preceding with the exchange offer shall have been instituted or threatened.

Broker-dealers. Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the 180 day period following the closing of the exchange offer in connection with resales of exchange notes received in exchange for existing notes where such existing notes were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, during the 180 day period following the closing of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Description of the Exchange Notes

Terms. The terms of the exchange notes to be issued in the exchange offer are substantially identical to the existing notes, except that we have registered the exchange notes under the Securities Act of 1933. In addition, the exchange notes will not contain restrictions or provisions regarding an increase in the stated interest rate related to the timing of the exchange offer and, in most circumstances, will not entitle their holders to registration rights. We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system and, therefore, no active public market is anticipated.

Maturity. The exchange notes will mature on December 15, 2014.

Interest. Interest on the exchange notes will accrue from December 28, 2004 or, if later, from the most recent date of payment of interest on the existing notes, at the rate of 7.5% per year. We will pay interest on the exchange notes twice a year, on June 15th and December 15th, beginning June 15, 2005.

Guarantees and Ranking. The exchange notes will be guaranteed, jointly and severally, on a senior unsecured basis by each of our current and future restricted subsidiaries. The exchange notes and the guarantees will be general senior unsecured obligations ranking equally with our other senior unsecured debt, but will be effectively subordinated to all our and the subsidiary guarantors’ secured debt, to the extent of the assets securing such debt.

Redemption. Before December 15, 2007, we may redeem up to 35% of the original aggregate principal amount of the notes at a redemption price equal to 107.5% of their aggregate principal amount, plus accrued and unpaid interest, with the proceeds from specific kinds of equity offerings as described in this prospectus. In addition, on or after December 15, 2009, we may redeem some or all of the exchange notes at any time at redemption prices described in this prospectus. If we experience specific kinds of changes of control, we must offer to purchase the exchange notes at 101% of their aggregate principal amount, plus accrued interest.

See “ Risk Factors” beginning on page 14 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [•], 2005

This exchange offer is not being made to, nor will we accept tenders of existing notes from, holders of existing notes in any jurisdiction in which this exchange offer or the acceptance of existing notes would not be in compliance with the securities or blue sky laws of such jurisdiction.

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our size or position and the size or position of our competitors within these markets, are based on published industry sources and our estimates based on our management’s knowledge and experience in the markets in which we operate. Our estimates have been based on information obtained from trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of any such information contained in this prospectus.

i

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. You should read this prospectus and the information incorporated by reference, including the exhibits to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our filings are located in the EDGAR database on that website. You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We also file information with the New York Stock Exchange. Such reports, proxy statements and other information may be read and copied at 30 Broad Street, New York, New York 10005.

All of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports as well as other filings we make pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 are also available free of charge on our Internet website. The address of our Internet website is www.landrysrestaurants.com. Our SEC filings are available on our website as soon as they are posted to the EDGAR database on the SEC’s website.

We “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2004; and

•	our Current Reports on Form 8-K filed on January 4, 2005, January 12, 2005, February 9, 2005, and March 8, 2005 (to the extent these items were “filed” with the SEC and not “furnished”).

Any statement contained in this prospectus or a document incorporated or deemed incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. You may request a copy of this information at no cost by writing or telephoning us at the following address: Attention: Investor Relations, Landry’s Restaurants, Inc., 1510 West Loop South, Houston, TX 77027, phone number (713) 850-1010

The exchange offer is expected to expire on [•], 2005 and you must make your exchange decision by this expiration date. To obtain timely delivery of the requested information, you must request this information by [•], 2005 or the date that is no later than five business days before the expiration date.

In making your decision regarding participation in the exchange offer, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in places where offers and sales are not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that information incorporated by reference into this prospectus is accurate as of any date other than the date such information was filed with the SEC. Our business, financial condition, results of operations and prospectus may have changed since that date.

ii

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “believes,” “estimates,” “expects,” “intends” and other similar expressions. Our forward-looking statements are subject to risks and uncertainty, including, without limitation, our ability to continue our expansion strategy, our ability to make projected capital expenditures, as well as general market conditions, competition, and pricing. Forward-looking statements include statements regarding:

•	potential acquisitions of other restaurants, restaurant concepts and lines of businesses in other sectors of the hospitality and entertainment industries;

•	future capital expenditures, including the amount and nature thereof;

•	business strategy and measures to implement such strategy;

•	competitive strengths;

•	goals;

•	expansion and growth of our business and operations;

•	future commodity prices;

•	availability of food products, materials and employees;

•	consumer perceptions of food safety;

•	changes in local, regional and national economic conditions;

•	the effectiveness of our marketing efforts;

•	changing demographics surrounding our restaurants;

•	the effect of tax laws;

•	same store sales;

•	earnings guidance;

•	the seasonality of our business;

•	weather and acts of God;

•	food, labor, fuel and utilities costs;

•	plans;

•	references to future success; and

•	the risks described in “Risk Factors.”

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Some of these and other risks and uncertainties that could cause actual results to differ materially from such forward-looking statements are more fully described under the heading “Risk Factors” beginning on page 14 of this prospectus and elsewhere in this prospectus, or in the documents incorporated by reference herein. Except as may be required by applicable law, we undertake no obligation to publicly update or advise of any change in any forward-looking statement, whether as a result of new information, future events or otherwise. In making these statements, we disclaim any obligation to address or update each factor in future filings with the SEC or communications regarding our business or results, and we do not undertake to address how any of these factors may have caused changes to discussions or information contained in previous filings or communications. In addition, any of the matters discussed below may have affected our past results and may affect future results, so that our actual results may differ materially from those expressed here and in prior or subsequent communications.

iii

PROSPECTUS SUMMARY

This summary highlights information from this prospectus, but does not contain all material features of the exchange offer. To understand all of the terms of the exchange offer and for a more complete understanding of our business, you should carefully read the entire prospectus, particularly the section entitled “Risk Factors,” and the materials to which we have referred you. You should also consult with your own legal and tax advisors.

This prospectus contains forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements.” See “Risk Factors” for certain factors, including factors affecting forward-looking statements, that you should consider before exchanging your existing notes.

In this prospectus, “Landry’s,” “the Company,” “we,” “us,” “our” and “ours” refer to Landry’s Restaurants, Inc. and its subsidiaries, unless the context otherwise requires. In this prospectus, we use the term “existing notes” to refer to the 7.5% Senior Notes due 2014, Series A that were issued on December 28, 2004 and the term “exchange notes” to refer to the 7.5% Senior Notes due 2014, Series B that have been registered under the Securities Act of 1933 and are being offered in exchange for the existing notes as described in this prospectus.

Our Company

We are a national, diversified restaurant company principally engaged in the ownership and operation of full-service, casual dining restaurants, primarily under the names of Joe’s Crab Shack, Rainforest Cafe, Saltgrass Steak House, Landry’s Seafood House, The Crab House, Charley’s Crab and The Chart House. As of December 31, 2004, we owned and operated over 300 full-service and limited-service restaurants in 36 states and were the second largest full-service seafood restaurant operator in the United States. Our portfolio of restaurants consists of a broad array of formats, menus and price-points that appeal to a wide range of markets and customer tastes. We offer concepts ranging from upscale steak and seafood restaurants to casual theme-based restaurants. We are also engaged in the ownership and operation of select hospitality businesses that complement our restaurant operations and provide our customers with unique dining, leisure and entertainment experiences.

We opened the first Landry’s Seafood House restaurant in 1980. In 1993, we became a public company. Our stock is listed on the New York Stock Exchange under the symbol “LNY.” In 1994, we acquired the first Joe’s Crab Shack restaurant and in 1996, acquired the Crab House chain of restaurants. We acquired Rainforest Cafe, Inc., a publicly traded restaurant company, in 2000. During 2001, we changed our name to Landry’s Restaurants, Inc. to reflect our expansion and broadening of operations. During 2002, we acquired 15 Charley’s Crab seafood restaurants located primarily in Michigan and Florida, and 27 Chart House seafood restaurants, located primarily on the East and West Coasts of the United States. In October 2002, we purchased 27 Texas-based Saltgrass Steak House restaurants.

We will continue to add to our base of restaurants, opening primarily Joe’s Crab Shack and Saltgrass Steak House restaurants. The majority of our new restaurant expansion will be in sectors where we are already located so we can take advantage of advertising and other economies of scale, including our existing labor force. In addition, we plan to selectively pursue other hospitality businesses that are complementary to our current operations.

Core Restaurant Concepts

Our core restaurant concepts consist of a variety of formats, each providing our guests with a distinct dining experience. We operate our restaurants through the following four divisions:

•	the Landry’s Division, our high-profile seafood and signature restaurants;

•	Rainforest Cafe, our rainforest-themed casual dining restaurants;

•	Joe’s Crab Shack, our high-energy casual dining seafood restaurants; and

•	Saltgrass Steak House, our Texas-Western themed casual dining restaurants.

Landry’s Division. The Landry’s Division is comprised of Landry’s Seafood House, The Crab House, Chart House and C.A. Muer restaurants and a few distinct concept restaurants that offer an upscale dining experience in a unique and memorable setting that we call our signature group. Our signature group of restaurants includes Grotto, Pesce, Vic & Anthony’s Steakhouse, Willie G’s Seafood and Steak House, La Griglia and Brenner’s Steakhouse.

•	Landry’s Seafood House. Landry’s Seafood House is a full-service traditional Gulf Coast seafood restaurant. It offers an extensive menu featuring fresh fish, shrimp, crab, lobster, scallops, other seafood, beef and chicken specialties in a comfortable, casual atmosphere. The restaurants feature a prototype look that is readily identified by a large theater-style marquee over the entrance and by a distinctive brick and wood facade, creating the feeling of a traditional old seafood house restaurant. Dinner entree prices range from $13.99 to $29.99, with certain items offered at market price. Lunch entrees range from $6.99 to $18.99. During the year ended December 31, 2004, alcoholic beverage sales accounted for approximately 19% of the concept’s total restaurant revenues.

•	The Crab House. The Crab House is a full-service casual dining seafood restaurant with a casual nautical theme. Many of our The Crab House restaurants feature a fresh seafood salad bar. Dinner entree prices range from $13.99 to $24.99, with certain items offered at market price. Lunch entrees range from $7.99 to $11.99. During the year ended December 31, 2004, alcoholic beverage sales accounted for approximately 14% of the concept’s total restaurant revenues.

•	Chart House and C.A. Muer. The Chart House restaurants and C.A. Muer restaurants, which include restaurants under several trade names, primarily Charley’s Crab, have very long and successful operating histories and provide an upscale full-service dining experience. Located on some of the most scenic properties on the East and West Coasts, many Chart House restaurants, which were founded in 1961, sit on prime waterfront venues. Charley’s Crab restaurants, which were founded in 1964, are generally situated throughout Michigan and Florida, include numerous waterfront locations and have unique architectural details with two restaurants located in renovated historical train stations. Both the Chart House and Charley’s Crab restaurant menus offer an extensive variety of seasonal fresh fish, shrimp, beef and other daily seafood specialties, and several restaurants also offer lunch seating and a Sunday brunch. Chart House dinner entree prices range from $15.95 to $34.95 with lunch entree prices ranging from $8.95 to $18.95. Charley’s Crab dinner entree prices range from $16.00 to $28.00 with lunch entree prices ranging from $7.00 to $21.00. During the year ended December 31, 2004, alcoholic beverage sales accounted for approximately 23% of the Chart House restaurant revenues and 21% of the C.A. Muer total restaurant revenues.

Rainforest Cafe. The Rainforest Cafe restaurants provide full-service casual dining in a visually and audibly stimulating and entertaining rainforest-themed environment that appeals to a broad range of customers. Each Rainforest Cafe consists of a restaurant and a retail village. The restaurant provides an attractive value to customers by offering a full menu of high-quality food and beverage items served in a simulated rainforest complete with thunderstorms, waterfalls and active wildlife. In the retail village, we sell complementary apparel, toys and gifts with the Rainforest Cafe logo in addition to other items reflecting the rainforest theme. Entree prices range from $8.99 to $19.99. During the year ended December 31, 2004, retail sales and alcoholic beverage sales accounted for approximately 22% of the concept’s total restaurant revenues. Rainforest Cafe restaurants typically are larger units and generate higher unit volumes than restaurants in our other concepts, and have operating profit margins that are comparable to our other restaurants.

Joe’s Crab Shack. Joe’s Crab Shack is a full-service seafood restaurant featuring a varied seafood menu and offering many varieties of crab specialties. The atmosphere of a Joe’s Crab Shack has an energetic casual feel, with a fun, eclectic decor influenced by a weathered, old beachfront fish shack. Many of our Joe’s Crab Shack locations incorporate a small playground area for children adjacent to family dining areas. Dinner entree prices range from $9.99 to $17.99, with certain crab items available at market price. Lunch entree prices range from $5.99 to $12.99. During the year ended December 31, 2004, alcoholic beverage sales accounted for approximately 13% of the concept’s total restaurant revenues.

Saltgrass Steak House. The Saltgrass Steak House restaurants, that we acquired in 2002 for the purpose of additional growth, offer full-service casual dining in a Texas-Western theme. Prototype buildings welcome guests into a stone and wood beam ranch house complete with a fireplace and a saloon-style bar. Menu options extend from filet mignon to chicken fried steak to fresh fish to grilled chicken breast. Dinner entree prices range from $9.99 to $25.99 and lunch prices range from $6.99 to $14.99. During the year ended December 31, 2004, alcoholic beverage sales accounted for approximately 12% of the concept’s total restaurant revenue.

Specialty Growth Division

Our Specialty Growth Division consists of hospitality and amusement properties that provide ancillary revenue streams and opportunities complementary to our core restaurant business. The Specialty Growth Division includes the following properties:

Kemah Boardwalk—Galveston County, Texas. Our Specialty Growth Division commenced operations with the opening in 1999 of the Kemah Boardwalk, our owned amusement, entertainment and retail complex located on approximately 40 acres in Galveston County’s Kemah, Texas. The Kemah Boardwalk has multiple attractions, including specialty retail shops, a boutique hotel, a marina, and carnival-style rides and games. The Kemah Boardwalk’s activities are based upon and complementary to the business and traffic generated at our eight wholly owned and operated high-volume restaurants situated at that location, which include units from most of our core restaurant concepts described above as well as the original Aquarium Restaurant.

Downtown Aquarium—Houston, Texas. The Downtown Aquarium in Houston, Texas opened in 2003. The Downtown Aquarium features our second Aquarium Underwater Dining Adventure restaurant. In addition, the Downtown Aquarium also features a public aquarium complex with over 200 species of fish, a giant acrylic shark tank, dancing water fountains, a mini-amusement park and a bar/lounge.

Ocean Journey—Denver, Colorado. In 2003, we acquired Ocean Journey, a 12-acre aquarium complex located adjacent to downtown Denver, Colorado. This world-class facility, which is wholly owned and operated, and is home to over 500 species of fish, was built by a non-profit organization in 1999 at a cost of approximately $93.0 million. We purchased this ongoing aquarium enterprise in federal bankruptcy proceedings for $13.6 million with no outstanding debt or other obligations. Upon assumption of ownership, we reduced the complex’s workforce, keeping personnel necessary for ongoing operations and significantly reduced corporate overhead. We are redeveloping this property to add an up-scale Aquarium Restaurant and family amusements, which will transform the aquarium into a recreational destination, adding a second Downtown Aquarium to the Specialty Growth Division. We expect the redevelopment to be completed in 2005.

Galveston Island Convention Center. The revitalization of the Galveston seawall on the Gulf of Mexico, an area that includes a significant number of our restaurants, is underway with the recently opened Galveston Island Convention Center. The convention center is housed on a 26-acre beachfront locale. The facility accommodates a 43,000 square foot exhibition hall, a 15,500 square foot ballroom and over 12,000 square feet of smaller breakout rooms. The convention center is owned by the City of Galveston and managed and operated by us.

Holiday Inn on the Beach—Galveston, Texas. In March 2003, we acquired the Holiday Inn on the Beach, a 180 room beachfront resort hotel located along Galveston’s seawall and near the new Galveston Island Convention Center. This property is wholly owned and operated by us.

Inn at the Ballpark—Houston, Texas. The Inn at the Ballpark is located in downtown Houston directly across the street from Minute Maid Park, home of the Houston Astros baseball team. This new luxury hotel has over 200 rooms and opened in early 2004. The hotel offers visitors to Houston easy access to all of downtown Houston’s amenities, including the newly expanded George R. Brown Convention Center, the new Toyota Center, home of the Houston Rockets basketball team, the theater district, and our own Downtown Aquarium. The hotel is wholly owned and operated by us.

Flagship Inn and Pleasure Pier—Galveston, Texas. In 2003, we purchased the Galveston Flagship Hotel from the City of Galveston for $500,000, subject to an existing lease with option renewals that will expire in 2031. Upon expiration of the existing lease, we plan to transform the hotel into an 1800s-style inn located on a pier overlooking Galveston Bay and the Gulf of Mexico. The surrounding pier is expected to provide an assortment of entertainment and boardwalk games, including a roller coaster, ferris wheel and lighthouse reminiscent of an earlier historical leisure-time period.

Tower of the Americas—San Antonio, Texas. In November 2004, we entered into a 15-year lease agreement with the City of San Antonio to renovate and operate the 750-foot landmark Tower of the Americas. Our plan is to remodel and operate the revolving restaurant and observation deck at the top of the tower, to build and operate a “multi-sensory” theater on the ground level and to add a complementary retail and souvenir venue. The Tower of the Americas is a major tourist attraction in San Antonio.

Competitive Strengths

Strong and Proven Restaurant Concepts. Each of our core restaurant concepts has been in operation for more than a decade with average unit volumes of $3.0 million or greater. Every restaurant throughout our system that has been in operation for more than a year is cash flow positive. We operate 109 restaurants that generate greater than $750,000 per year in restaurant level profitability, including 67 restaurants with restaurant level profits of greater than $1.0 million. We believe that our program of store revenue and profitability performance-based incentives offered to general managers will continue to be an integral component in achieving these results.

Stable and Diversified Cash Flows. Our nationwide system of 297 full-service restaurants consists of multiple formats and varied price points, from upscale fine dining to mid-scale casual dining, and offer a variety of menus that have both regional and national appeal. Our menu diversification reduces our dependence on any particular seafood or commodity, and allows us to select from a variety of seafood species to best provide our guests with an attractive price-value relationship. Our experience operating multiple concepts in diverse geographic areas and types of locations enables us to select the most appropriate format for each property. In addition, we believe that our geographic diversification limits operational issues related to regional weather or economic conditions, and provides stability to our operations and cash flows. Over the past five years, while individual concepts have experienced varying same store sales results, our company-wide same store sales have remained consistent during the period, averaging an increase of approximately 1% per year.

Significant Base of Owned Assets and Marque Locations. We believe one of our core management strengths is the identification, valuation, negotiation and purchase of attractive locations for our restaurant and hospitality operations. The book value of properties where we own the land, building and equipment is approximately $476.0 million. These properties include 83 restaurant properties, three hotels, our corporate office, two warehouse/distribution centers and additional properties. In addition, we operate 83 waterfront restaurants and restaurants at a number of high-profile locations, including three units at Walt Disney theme parks generating approximately $78.0 million in revenue, as well as restaurants at the MGM Grand in Las Vegas, the Mall of America in Minneapolis and Fisherman’s Wharf in San Francisco.

Experienced Management Team. We have a deep and talented management team with extensive experience in the restaurant industry and a history of operating, developing and acquiring hospitality businesses. Each of our divisions has its own operating management team that reports to corporate leadership. Our management team has successfully integrated several acquisitions including Rainforest Cafe in 2000 and C.A. Muer, The Chart House and Saltgrass Steak House in 2002. In addition, we have spent approximately $13.4 million during the last two years on corporate and store-based systems which enable management to leverage point-of-sale data obtained on a daily basis for improved responsiveness to market and operating conditions.

Strategy

Our objective is to develop and operate a diversified restaurant and hospitality company offering customers unique dining, leisure and entertainment experiences. We believe that this strategy creates a loyal customer base, generates a high level of repeat business and provides superior returns to our investors. By focusing on high-quality food, superior value and service, and the ambiance of our locations, we strive to create an environment that fosters repeat patronage and encourages word-of-mouth recommendations. Our operating strategy focuses on the following:

•	Commitment to providing an attractive price-value relationship. Our restaurants provide customers an attractive price-value relationship by serving generous portions with fresh ingredients in high-quality meals at moderate prices.

•	Commitment to customer satisfaction. We provide our customers prompt, friendly and efficient service, keeping table-to-wait staff ratios low, and staffing each restaurant with an experienced management team to ensure attentive customer service and consistent food quality.

•	Distinctive design and decor and casual atmosphere. Our restaurant concepts generally have a distinctive appearance and a flexible design, which can accommodate a wide variety of available sites. We strive to create a memorable dining experience for customers to ensure repeat and frequent patronage.

•	High-profile locations for restaurants. We locate a substantial number of our restaurants in markets that provide a balanced mix of tourist, convention, business and residential clientele. We believe that this strategy results in a high volume of new and repeat customers and provides us with increased name recognition in new markets. As of December 31, 2004, we had 83 restaurants that are considered waterfront properties, which we believe is the largest collection of waterfront restaurants of any domestic restaurant company.

•	Commitment to attracting and retaining quality employees. We believe there is a high correlation between the quality of restaurant management and its long-term success. We provide extensive training and attractive compensation as well as promote internally to foster a strong corporate culture and encourage a sense of personal commitment from our employees. Through our cash bonus program, our managers typically earn bonuses equal to 15% to 25% of their total cash compensation.

•	Expansion of our core restaurant concepts. We believe we have demonstrated the viability of our restaurant concepts in a wide variety of markets across the United States. We anticipate continued expansion of our core restaurant concepts by opening additional units in existing markets that provide us economic and operating efficiencies and the ability to leverage our operating expertise and knowledge. We intend to concentrate on development of the casual dining segment by building Joe’s Crab Shack and Saltgrass Steak House restaurants in existing markets to increase our competitive position and obtain greater marketing and operational efficiencies. The specific rate at which we are able to open new restaurants will be determined by our success in locating satisfactory sites, negotiating acceptable lease or purchase terms, securing appropriate local governmental permits and approvals, and by our ability to supervise construction, recruit and train management personnel, and achieve or exceed targeted financial results and returns.

•	Pursuit of growth through acquisitions. Acquisitions have contributed significantly to our growth and will continue to play a substantial role in our growth strategy. We have a history of acquisitions, including Joe’s Crab Shack in 1994, The Crab House in 1996, Rainforest Cafe in 2000, and C.A. Muer, Chart House and Saltgrass Steak House restaurants in 2002. We continuously evaluate attractive acquisition opportunities and, at any given time, may be engaged in discussions with respect to possible material acquisitions, business combinations or investments in the restaurant, hospitality, amusement, entertainment (including gaming), food service, facilities management or other related industries.

The following is a summary of our major acquisitions:

Rainforest Cafe (2000). Since our acquisition of Rainforest Cafe, we have focused on stabilizing this concept’s operations. We have closed unprofitable locations, renegotiated leases, reduced general and administrative expenses and refreshed the concept’s menu with proven menu items from our other concepts. Through these efforts, we have successfully reversed previous prolonged revenue declines and raised the concept’s profit margins. Overall sales trends at Rainforest Cafe units at tourist destinations are dramatically better, resulting in positive comparative sales for 2004.

Chart House and C.A. Muer (2002). The Chart House and C.A. Muer restaurant acquisitions enabled us to purchase a collection of valuable restaurant locations, many of which are situated on premium waterfront properties on the Pacific and Atlantic Oceans. We have remodeled many of these units, freshening and updating the look of these venues. Certain underperforming locations were redeveloped into Joe’s Crab Shack restaurants or were closed or sold. In addition, these restaurants have undergone menu evaluations and re-engineering in order for us to feature successful dishes from previous menus side-by-side with bold, fresh ideas from our culinary experts. All of the remodeling and menu changes have been met with favorable results as both of these concepts posted positive comparable sales for 2004. No near-term expansion of these concepts is currently planned, and future growth will be dependent upon profitability and unit economics.

Saltgrass Steak House (2002). The nearly seamless integration of Saltgrass Steak House restaurants into our systems in late 2002 was highlighted by the conversion of all 27 restaurants to our financial tools within 60 days of acquisition. These tools include our point-of-sale system and also implementation of our profitability and labor/payroll programs. Saltgrass Steak House’s expansion has already begun with the opening of two new steak houses in 2003 and four in 2004. Further expansion of this concept into our existing markets and development of new markets is planned in the future.

Refinancing Transactions

On December 28, 2004, concurrently with the issuance of the existing notes, we entered into a new senior secured credit facility, consisting of a five-year $300.0 million revolving credit facility and a six-year $150.0 million term loan facility. All of the subsidiary guarantors of the exchange notes are also guarantors under the new senior credit facility. The new senior credit facility replaced and refinanced in full our prior $225.0 million revolving credit facility.

We used a portion of the net proceeds of the offering of the existing notes and the borrowings that we made under the new senior credit facility to:

•	repay approximately $174.6 million outstanding under our prior revolving credit facility, including interest;

•	repurchase four senior notes for approximately $152.5 million, including interest, plus a redemption premium of approximately $14.6 million; and

•	pay approximately $13.4 million in related transaction fees and expenses.

We intend to use $140.0 million of the net proceeds of the offering to acquire the Golden Nugget Casino as described below. The acquisition of the Golden Nugget Casino will be made through an unrestricted subsidiary that will not guarantee the exchange notes and generally will not be bound by the restrictive covenants in the indenture governing the exchange notes. The remaining $54.9 in net proceeds from the offering of the existing notes and borrowings under the new senior credit facility will be used for general corporate purposes, which may include other acquisitions, investments and repurchases of our outstanding common stock. As with the acquisition of the Golden Nugget, we may choose to make such other acquisitions, investments or repurchases of our common stock through unrestricted subsidiaries.

Acquisition of Golden Nugget Casino

On February 4, 2005, we entered into an agreement to purchase the Golden Nugget Casino in downtown Las Vegas for $140.0 million in cash, the assumption of $155.0 million of Senior Secured Notes due 2011, and the assumption of certain working capital liabilities to be calculated at closing. Pursuant to the purchase agreement, we will acquire the outstanding capital stock of Poster Financial Group, Inc., the owner of the Golden Nugget Casino. Pursuant to the terms of the purchase agreement, we deposited $25.0 million into an escrow account with Chicago Title of Nevada, Inc., the escrow agent.

Under the terms of the purchase agreement, Poster Financial Group’s currently outstanding senior Secured Notes due 2011 will remain outstanding obligations of Poster Financial Group following the closing. The consummation of the sale will result in a change of control of Poster Financial Group under the terms of the senior notes and, as a result, Poster Financial Group will be required within 30 days of such change of control to commence an offer to purchase the senior notes for 101% of the aggregate principal amount of such senior notes, plus any accrued and unpaid interest. Under the terms of the purchase agreement, amounts outstanding at closing under Poster Financial Group’s senior credit facility will be repaid by us or we will seek consent from the lender under such facility for such amounts to remain outstanding.

The Golden Nugget occupies over eight acres in downtown Las Vegas with approximately 40,000 square feet of gaming area. The property also features three towers containing 1,907 rooms, the largest number of guestrooms in downtown Las Vegas. It is anticipated that the transaction will close within the next twelve months, subject to customary closing conditions contained in the purchase agreement, including receipt of all necessary governmental, gaming and other regulatory approvals.

Ratio of Earnings to Fixed Charges

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated. For purposes of computing ratio of earnings to fixed charges, earnings consist of the sum of our pre-tax income from continuing operations and fixed charges minus capitalized interest. Fixed charges consist of interest expense, including amounts capitalized, amortization of capitalized expenses related to indebtedness, and estimated interest factor (33.3%) of rent expense. Rent expense excludes taxes and common area maintenance charges.

	Years Ended December 31,
	2000		2001		2002		2003		2004
Ratio of Earnings to Fixed Charges	2.2	x	2.3	x	3.4	x	2.7	x	2.9	x

The address of our principal executive offices is 1510 West Loop South, Houston, Texas 77027. Our telephone number is (713) 850-1010. Our Internet website address is www.landrysrestaurants.com. Information contained in or connected to our Internet website is not a part of this prospectus.

The Exchange Offer

On December 28, 2004, we completed a private offering of $400.0 million of 7.5% Senior Notes due 2014, Series A. In connection with the issuance of the existing notes, we entered into a registration rights agreement in which we agreed to deliver to you this prospectus and to use our best efforts to complete the exchange offer or to file and cause to become effective a registration statement covering the resale of the existing notes. You are entitled to exchange in the exchange offer your outstanding existing notes for exchange notes with substantially identical terms that have been registered under the Securities Act of 1933. If the exchange offer is not completed by July 26, 2005, the interest rate on the existing notes will be increased by an additional 0.5% per annum for the first 90-day period following such registration default and by an additional 0.5% per annum for each subsequent 90-day period during which such registration default continues, up to a maximum increase of 1.0% per annum. Following the cure of all registration defaults, the accrual of additional interest will cease. Holders of existing notes that are not permitted to participate in the exchange offer or that do not receive freely-tradable exchange notes in the exchange offer will have the right, for 30 days following the closing of the exchange offer, to request that we file a registration statement covering resales of their notes and such holders will be entitled to additional interest if we do not comply with the timing requirements for filing such resale registration statement. See “Registration Rights Agreement.”

You should read the discussion under the heading “The Exchange Offer” beginning on page 31 and “Description of the Exchange Notes” beginning on page 41 for further information about the exchange offer and the exchange notes.

The Exchange Offer	We are offering to exchange up to $400,000,000 principal amount of exchange notes for an identical principal amount of existing notes. Existing notes may be exchanged only in $1,000 increments. The terms of the exchange notes are identical in all material respects to the existing notes except that the exchange notes have been registered under the Securities Act. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions and holders of freely-tradable exchange notes will have no registration rights. Also, freely-tradable exchange notes will no longer be entitled to the benefits of the registration rights granted under the registration rights agreement. These benefits include an increase in the interest rate on the existing notes in the event that the filing and declaration of effectiveness of this registration statement of which this prospectus is a part and the closing of the exchange offer do not to occur within the time periods specified in the registration rights agreement. The exchange notes will also bear a different CUSIP number from the existing notes.

Resale

Based on existing interpretations of the Securities Act by the staff of the SEC described in several no-action letters issued to third parties, we believe the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•      you are acquiring the exchange notes in the ordinary course of your business;

•      you are not participating or engaged in, do not have any intention to participate or engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

• you are not an affiliate of ours.

If our belief is inaccurate and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such registration requirements, you may incur liability under the Securities Act. We do not assume and will not indemnify you against such liability. Each broker-dealer issued exchange notes in the exchange offer for its own account in exchange for existing notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer. A broker-dealer may use this prospectus for any resale of the exchange notes issued to it in the exchange offer. See “Plan of Distribution.”

Expiration Date	The “expiration date” for the exchange offer is 5:00 p.m., New York City time, on [•], 2005, unless we extend the exchange offer. It is possible that we will extend the exchange offer until all existing notes are tendered. You may withdraw existing notes you tendered at any time before 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Accrued Interest on the Exchange Notes and the Existing Notes

The exchange notes will bear interest from December 28, 2004 or, if later, from the most recent date of payment of interest on the existing notes, at a rate of 7.5% per year. We will pay interest on the exchange notes twice a year, on June 15th and December 15th, beginning June 15, 2005. June 1st and December 1st are the record dates for determining holders entitled to interest payments.

Conditions to the Exchange Offer

The exchange offer is subject only to the following conditions:

•      the compliance of the exchange offer with applicable law, any applicable interpretation of the Staff of the SEC or any order of any governmental agency or court of competent jurisdiction;

•      the proper tender of the existing notes;

•      the holders of the existing notes making the representations described below under “—Representations and Warranties”; and

•      no judicial or administrative proceeding that would limit us from proceeding with the exchange offer shall have been instituted or threatened.

Governmental Approvals	No governmental approvals or consents must be received to consummate the exchange offer.

Procedures for Tendering Existing Notes Held in the Form of Book-Entry Interests	The existing notes were issued as global securities and were deposited with Wachovia Bank, National Association who holds the existing notes as the custodian for the Depository Trust Company (DTC). Beneficial interests in the existing notes are held by participants in DTC on behalf of the beneficial owners of the existing notes. We refer to beneficial interests in notes held by participants in DTC as notes held in book-entry form. Beneficial interests in notes held in book-entry form are shown on, and transfers of the notes can be made only through, records maintained in book-entry form by DTC and its participants.

If you are a holder of an existing note held in the form of a book-entry interest and you wish to tender your book-entry interest for exchange in the exchange offer, you must transmit to Wachovia Bank, National Association, as exchange agent, on or prior to the expiration date of the exchange offer, the following:

•      a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program (ATOP) system that, when received by the exchange agent will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal; and

•      a timely confirmation of book-entry transfer of your existing notes into the exchange agent’s account at DTC, according to the procedure for book-entry transfers described in this prospectus under the heading “The Exchange Offer—Procedures for Tendering—Existing Notes Held in Book-Entry Form.”

Procedures for Tendering Existing Notes Held in Certificated Form

If you hold your existing notes in certificated form and wish to accept the exchange offer, sign and date the letter of transmittal, and deliver the letter of transmittal, along with certificates for the existing notes and any other required documentation, to the exchange agent on or before the expiration date in accordance with the instructions contained in this prospectus and the letter of transmittal.

Special Procedures for Beneficial Owners

If you are a beneficial owner whose existing notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those existing notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with the instructions in this prospectus and the letter of transmittal.

Representations and Warranties

By executing the letter of transmittal or by being deemed to have executed the letter of transmittal by tendering through ATOP, you represent to us that, among other things:

•      if you are a broker-dealer, you acquired the existing notes as part of your market-making or other trading activities;

•      if you are not a broker-dealer, the exchange notes received in the exchange offer are being acquired in the ordinary course of your business, and you are not participating in a distribution of the exchange notes and have no arrangements or intentions with any person to make a distribution of the exchange notes; and • you are not an affiliate of ours.

Guaranteed Delivery Procedures

If you are unable to deliver the existing notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable ATOP procedures prior to the expiration date, you may tender your existing notes according to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights	You may withdraw existing notes you tendered by furnishing a notice of withdrawal to the exchange agent or by complying with applicable ATOP procedures at any time before 5:00 p.m. New York City time on the expiration date. See “The Exchange Offer—Withdrawal of Tenders.”

Acceptance of Existing Notes and Delivery of Exchange Notes

If the conditions described under “The Exchange Offer—Conditions” are satisfied, we will accept for exchange any and all existing notes that are properly tendered and not withdrawn before the expiration date. See “The Exchange Offer—Procedures for Tendering.” If we close the exchange offer, the exchange notes will be delivered promptly following the expiration date. Otherwise, we will promptly return any existing notes accepted.

Consequences of Failure to Exchange

All untendered existing notes and existing notes that are not accepted for exchange will continue to be subject to the restrictions on transfer provided for in the existing notes and in the indenture. In general, the existing notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the existing notes under the Securities Act. The trading market for your existing notes will become more limited to the extent that other holders of existing notes participate in the exchange offer. Subject to certain limited exceptions described under “Registration Rights Agreement,” we will have no obligation to register the existing notes after we complete the exchange offer.

Federal Income Tax Considerations

The exchange of existing notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “The Exchange Offer—Federal Income Tax Consequences” and “Federal Income Tax Considerations” for a discussion of U.S. federal income tax considerations you should consider before tendering existing notes in the exchange offer.

Exchange Agent	Wachovia Bank, National Association is serving as exchange agent for the exchange offer. The address for the exchange agent is listed under “The Exchange Offer—Exchange Agent.” If you would like more information about the exchange offer, you should call the exchange agent at (704) 590-7413. The facsimile number for the exchange agent is (704) 590-7628.

See “The Exchange Offer” for more detailed information concerning the terms of the exchange offer.

The Exchange Notes

The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the existing notes except that the exchange notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer and, other than with respect to holders that do not receive freely-tradable exchange notes in the exchange offer, will not be entitled to any rights under the registration rights agreement. The exchange notes issued in the exchange offer will evidence the same debt as the existing notes, and both the existing notes and the exchange notes are governed by the same indenture.

Issuer	Landry’s Restaurants, Inc.

Title	7.5% Senior Notes due 2014, Series B.

Maturity Date	December 15, 2014

Interest Payment Dates	Interest will be payable semiannually in arrears on June 15th and December 15th of each year, commencing June 15, 2005.

Guarantees	The exchange notes will be unconditionally guaranteed on a senior unsecured basis by each of our current and future domestic restricted subsidiaries, which we refer to as our subsidiary guarantors. Not all of our subsidiaries will be subsidiary guarantors. See “Description of the Exchange Notes—General—The Subsidiary Guarantees.”

Ranking	The exchange notes will be unsecured and unsubordinated debt of Landry’s Restaurants, Inc. Accordingly, they will rank:

• equally with all of our existing and future unsecured and unsubordinated debt;

• effectively subordinated to our existing and future secured debt to the extent of the assets securing such debt, including our senior credit facility; and

• ahead of any of our future subordinated debt.

The guarantees will be general unsecured unsubordinated obligations of the subsidiary guarantors. Accordingly, they will rank equally with all unsecured unsubordinated debt of the subsidiary guarantors, effectively behind all secured debt of the subsidiary guarantors to the extent of the assets securing such debt, and ahead of all future subordinated debt of the subsidiary guarantors. Not all of our subsidiaries will be subsidiary guarantors. See “Description of the Exchange Notes—General—The Subsidiary Guarantees.”

In addition to the $400.0 million in principal amount of existing notes, we had $150.0 million in senior indebtedness outstanding as of December 31, 2004.

Optional Redemption	We may redeem some or all the exchange notes at any time on or after December 15, 2009, at the redemption prices set forth in “Description of the Exchange Notes—Optional Redemption.” In addition, at any time prior to December 15, 2007, we may redeem up to 35% of the original aggregate principal amount of the notes at a redemption price equal to 107.5% of their aggregate principal amount, plus accrued interest, and unpaid and additional interest, if any, with the net cash proceeds of certain public equity offerings. See “Description of the Exchange Notes—Optional Redemption.”

Change of Control	Upon the occurrence of a change of control (as described under “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control”), we must offer to repurchase the exchange notes at 101% of the principal amount of the exchange notes, plus accrued interest, and unpaid and additional interest, if any, to the date of repurchase. We may not be able to repurchase the exchange notes upon a change of control. See “Risk Factors—Risks Related to the Exchange Notes—We may be unable to make a change of control offer required by the indenture governing the exchange notes, which would cause defaults under the indenture governing the exchange notes, our senior credit facility and other financing arrangements.”

Certain Covenants	The indenture under which the exchange notes will be issued contains covenants that will, among other things, limit our ability and the ability of our restricted subsidiaries to:

• borrow money or sell preferred stock;

• create liens;

• pay dividends on or redeem or repurchase stock;

• make certain types of investments;

• sell stock of certain of our subsidiaries;

• restrict dividends or other payments from subsidiaries;

• enter into transactions with affiliates;

• issue guarantees of debt; and

• sell assets or merge with other companies.

These covenants are subject to a number of important qualifications and exceptions as described in this prospectus under the caption “Description of the Exchange Notes—Certain Covenants.”

See “Description of the Exchange Notes” for more detailed information about the terms of exchange notes.

Risk Factors

See “Risk Factors” for a discussion of factors you should carefully consider before deciding to participate in the exchange offer and invest in the exchange notes.

RISK FACTORS

You should carefully consider the following risks and other information contained or incorporated by reference in this prospectus before deciding to participate in the exchange offer. The risks and uncertainties described below are not the only risks facing us or applicable to your investment in our exchange notes. Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us. If any of the following risks or uncertainties actually occur, our business, financial condition and results of operations could be materially adversely affected.

Risks Related to Our Business

Some of our restaurants have limited operating histories, which makes it difficult for us to predict their future results of operations.

A number of our restaurants have been open for less than two years. Consequently, the earnings achieved to date by such restaurants may not be indicative of future operating results. Should enough of these restaurants underperform our estimate of their performance, it could have a material adverse effect on our operating results.

Because many of our restaurants are concentrated in single geographic areas, our results of operations could be materially adversely affected by regional events.

Many of our existing and planned restaurants are concentrated in the southern half of the United States. This concentration in a particular region could affect our operating results in a number of ways. For example, our results of operations may be adversely affected by economic conditions in that region and other geographic areas into which we may expand. Also, given our present geographic concentration, adverse publicity relating to our restaurants could have a more pronounced adverse effect on our overall revenues than might be the case if our restaurants were more broadly dispersed. In addition, in view of the location of many of our existing restaurants in the Gulf Coast area from Texas to Florida, we are particularly susceptible to revenue loss and damage caused by hurricanes or other severe weather conditions. While we maintain business interruption insurance, there can be no assurance that if a severe hurricane or other natural disaster should affect our geographical areas of operations, we would be able to maintain our current level of operations or profitability.

If we are unable to obtain a seafood supply in sufficient quality and quantity to support our operations, our results of operations could be materially adversely affected.

In the recent past, certain types of seafood have experienced fluctuations in availability. We have in the past utilized several seafood suppliers and have not experienced any difficulty in obtaining adequate supplies of fresh seafood on a timely basis. In addition, some types of seafood have been subject to adverse publicity due to certain levels of contamination at their source, which can adversely affect both supply and market demand. We maintain an in-house inspection program for our seafood purchases and, in the past, have not experienced any detriment from contaminated seafood. However, we can make no assurances that in the future either seafood contamination or inadequate supplies of seafood might not have a significant and materially adverse effect on our operating results and profitability.

If we are unable to anticipate and react to changes in food and other costs, our results of operations could be materially adversely affected.

Our profitability is dependent on our ability to anticipate and react to increases in food, labor, employee benefits, and similar costs over which we have limited or no control. Specifically, our dependence on frequent deliveries of fresh seafood and produce subjects us to the risk of possible shortages or interruptions in supply caused by adverse weather or other conditions that could adversely affect the availability and cost of such items. Our business may also be affected by inflation. In the past, we have been able to anticipate and avoid any adverse effect on our profitability from increasing costs through our purchasing practices and menu price adjustments, but there can be no assurance that we will be able to do so in the future.

The restaurant industry is peculiarly affected by trends and fluctuations in demand and is highly competitive. If we are unable to successfully surmount these challenges presented by the restaurant industry, our business and results of operations could be materially adversely affected.

The restaurant industry is intensely competitive and is affected by changes in consumer tastes and by national, regional, and local economic conditions and demographic trends. The performance of individual restaurants may be affected by factors such as:

•	traffic patterns;

•	demographic considerations;

•	the amounts spent on, and the effectiveness of, our marketing efforts;

•	weather conditions; and

•	the type, number, and location of competing restaurants.

We have many well established competitors with greater financial resources and longer histories of operation than ours, including competitors already established in regions where we are planning to expand, as well as competitors planning to expand in the same regions. We face significant competition from mid-priced, full-service, casual dining restaurants offering seafood and other types and varieties of cuisine. Our competitors include national, regional, and local chains as well as local owner-operated restaurants. We also compete with other restaurants and retail establishments for restaurant sites.

Our growth strategy depends on opening new restaurants. Our ability to expand our restaurant base is influenced by factors beyond our control, which may slow restaurant development and expansion and impair our growth strategy.

We are pursuing an aggressive but disciplined growth strategy which, to be successful, will depend in large part on our ability to open new restaurants and to operate these restaurants on a profitable basis. We anticipate that our new restaurants will generally take several months to reach planned operating levels due to inefficiencies typically associated with new restaurants, including lack of market awareness, the need to hire and train sufficient personnel and other factors. We cannot guarantee that we will be able to achieve our expansion goals or operating results similar to those of our existing restaurants. One of our biggest challenges in meeting our growth objectives will be to locate and secure an adequate supply of suitable new restaurant sites. We have experienced delays in opening some of our restaurants and may experience delays in the future. Delays or failures in opening new restaurants could materially and adversely affect our planned growth. The success of our planned expansion will depend upon numerous factors, many of which are beyond our control, including the following:

•	the hiring, training and retention of qualified personnel, especially managers;

•	reliance on the knowledge of our executives to identify available and suitable restaurant sites;

•	competition for restaurant sites;

•	negotiation of favorable lease terms;

•	timely development of new restaurants, including the availability of construction materials and labor;

•	management of construction and development costs of new restaurants;

•	securing required governmental approvals and permits in a timely manner, or at all;

•	cost and availability of capital;

•	competition in our markets; and

•	general economic conditions.

In addition, we contemplate entering new markets in which we have no operating experience. These new markets may have different demographic characteristics, competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause the new restaurants to be less successful in these new markets than in our existing markets.

Our growth strategy may strain our management, financial and other resources. For instance, our existing systems and procedures, restaurant management systems, financial controls, information systems, management resources and human resources may be inadequate to support our planned expansion of new restaurants. We may not be able to respond on a timely basis to all of the changing demands that the planned expansion will impose on our infrastructure and other resources.

The expansion of our business through acquisitions poses risks that may reduce the benefits we anticipate and could harm our business and our financial condition.

We have historically been, and we expect to continue to be, an active acquirer of restaurants, hospitality and entertainment properties and other related businesses. Part of our strategy involves acquisitions of restaurants and restaurant concepts and businesses involved in the hospitality, amusement and entertainment (including gaming) industries designed to expand and enhance our core restaurant operations. We have evaluated and expect to continue to evaluate possible acquisition and investment transactions on an ongoing basis and, at any given time, may be engaged in discussions with respect to possible acquisitions, business combinations or investments. Certain of these transactions, if consummated, could be material to our operations and financial condition.

Our ability to benefit from acquisitions depends on many factors, including our ability to identify acquisition prospects, access capital markets at an acceptable cost of capital, negotiate favorable transaction terms and successfully integrate any businesses we acquire. Integrating businesses we acquire into our operational framework may involve unanticipated delays, costs and other operational problems. If we encounter unexpected problems with one of our acquisitions or alliances, our senior management may be required to divert attention away from other aspects of our businesses to address these problems. Acquisitions also pose the risk that we may be exposed to successor liability relating to actions by an acquired company and its management before the acquisition. The due diligence we conduct in connection with an acquisition, and any contractual guarantees or indemnities that we receive from the sellers of acquired companies, may not be sufficient to protect us from, or compensate us for, actual liabilities. A material liability associated with an acquisition could adversely affect our reputation and results of operations and reduce the benefits of the acquisition.

We cannot predict the results of gaming operations if we enter that market because we have no experience in the gaming industry and have no operating history with that line of business.

We have entered into a purchase agreement that gives us the right to acquire the Golden Nugget Casino. Although many aspects of the gaming industry are related to our core restaurant business or our specialty growth division, we have no history of gaming operations and our current management does not have any experience in the gaming industry. If the acquisition is completed, gaming operations will be a new line of business for us. There are significant risks and costs inherent in our efforts to undertake entering into gaming operations. These include the risk that our new line of business may not be profitable. We will be required to devote a great deal of capital, management time and other resources to entering into the gaming business. The devotion of these resources to gaming operations could adversely affect our existing business.

Entering into the gaming industry may require substantial changes, including acquisition costs, capital development expenditures, adding management and employees who possess the skills we believe we will need to operate a gaming business, and realigning our current organization to reflect this new line of business. Entering into the gaming industry will require an investment in personnel and assets and the assumption of risks that may be greater than we have previously assumed. Due to the capital costs involved with entering into the gaming industry, it is extremely difficult to forecast our future financial performance if we complete the acquisition.

In addition to the typical risks of entering into a new line of business, the gaming industry is subject to extensive state and local regulation. The acquisition of the Golden Nugget Casino will be contingent upon our receipt and maintenance of all regulatory licenses, permits, approvals, registrations, findings of suitability, orders and authorizations necessary for the conduct of gaming operations in the State of Nevada. The laws, regulations and ordinances requiring these licenses, permits and other approvals generally relate to the responsibility, financial stability and character of the owners and managers of gaming operations, as well as persons financially interested or involved in gaming operations.

The scope of the approvals required to acquire and operate a facility is extensive. Obtaining all of such governmental licenses, permits and other approvals will be costly and may require a significant amount of the time of our executive officers at the expense of our other operations. We do not currently hold any state and local licenses and related permits and other approvals necessary to conduct our planned gaming operations in Nevada. Such licenses, permits and other approvals are deemed to be privileges under state law, and we cannot be certain that we will obtain at all, or on a timely basis, all of such required licenses, permits and other approvals. Failure to obtain or maintain the necessary licenses, permits and other approvals could significantly impair our financial positions and results of operations and prevent or delay the acquisition of the Golden Nugget Casino. In the event we do not consummate the Golden Nugget transaction, including among other reasons, our inability to obtain a gaming license, we may be required to forfeit our $25 million deposit placed into escrow at the time we entered into the purchase agreement to acquire the Golden Nugget Casino.

The Nevada Gaming Commission may, in its discretion, require the holder of any securities we issue, to file applications, be investigated and be found suitable to own our securities if it has reason to believe that the security ownership would be inconsistent with the declared policies of the State of Nevada.

Additionally, Nevada regulatory authorities have broad powers to request detailed financial and other information, to limit, condition, suspend or revoke a registration, gaming license or related approval and to approve changes in our operations. Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied. The suspension or revocation of any license that may be granted to us or the levy of substantial fines or forfeiture of assets could significantly harm our business, financial condition and results of operations. Furthermore, compliance costs associated with gaming laws, regulations and licenses are significant. Any change in the laws, regulations or licenses applicable to our business or a violation of any current or future laws or regulations applicable to our business or a violation of any current or future laws or regulations applicable to our business or gaming license could require us to make substantial expenditures or could otherwise negatively affect our gaming operations.

If we enter the gaming industry, we will face intense competition.

The United States gaming industry is intensely competitive and features many participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery and poker machines not located in casinos, Native American gaming, Internet gaming and other forms of gambling in the United States. We would have to compete with many world class destination resorts with greater name recognition, different attractions, amenities and entertainment options than the facilities that we are proposing to acquire. In a broader sense, gaming operations face competition from all manner of leisure and entertainment activities.

We do not have any experience in the gaming industry. If we close the acquisition of the Golden Nugget Casino, our competitors will have more gaming industry experience, and many will be larger and have significantly greater financial, selling and marketing, technical and other resources. Our competitors will include multinational corporations that enjoy widespread name recognition, established brand loyalty, decades of casino operation experience and a diverse portfolio of gaming assets. In addition, our competitors may have superior facilities and/or operating conditions in terms of:

•	themes and attractions which draw a significant number of visitors;

•	amenities offered at the gaming facility and the related support and entertainment facilities;

•	a location more favorably situated to the population base of a market and ease of accessibility to the casino site; and

•	favorable tax or regulatory factors.

If we enter the gaming industry, we will face ongoing competition as a result of the upgrading or expansion of facilities by existing market participants, the entrance of new gaming participants into a market or legislative changes. Certain states have recently legalized, and several other states are currently considering legalizing, casino gaming in designated areas. Legalized casino gaming in these states and on Indian reservations would increase competition and could adversely affect any future gaming operations.

The cost of compliance with the significant governmental regulation to which we are subject or our failure to comply with such regulation could materially adversely affect our results of operations.

The restaurant industry is subject to extensive state and local government regulation relating to the sale of food and alcoholic beverages and to sanitation, public health, fire and building codes. Alcoholic beverage control regulations require each of our restaurants to apply for and obtain from state authorities a license or permit to sell alcohol on the premises. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations affect various aspects of daily operations of our restaurants, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, and storage and dispensing of alcoholic beverages. In certain states, we may be subject to “dram shop” statutes, which generally provide a person injured by an intoxicated person the right to recover damages from the establishment which wrongfully served alcoholic beverages to the intoxicated person. We carry liquor liability coverage as part of our comprehensive general liability insurance.

Our operations may be impacted by changes in federal and state taxes and other federal and state governmental policies which include many possible factors such as:

•	the level of minimum wages;

•	the deductibility of business and entertainment expenses;

•	levels of disposable income and unemployment; and

•	national and regional economic growth.

There are various federal, state and local governmental initiatives to increase the level of minimum wages which would increase our labor costs.

Difficulties or failures in obtaining required licensing or other regulatory approvals could delay or prevent the opening of a new restaurant. The suspension of or inability to renew a license could interrupt operations at an existing restaurant and the inability to retain or renew such licenses would adversely affect the operations of such restaurant. Our operations are also subject to requirements of local governmental entities with respect to zoning, land use and environmental factors which could delay or prevent the development of new restaurants in particular locations.

At the federal and state levels, there are from time to time various proposals and initiatives under consideration to further regulate various aspects of our business and employment regulations. These and other initiatives could adversely affect us as well as the restaurant industry in general. In addition, seafood is harvested on a world-wide basis and, on occasion, imported seafood is subject to federally imposed import duties.

Our business is subject to seasonal fluctuations, and, as a result, our results of operations for any given quarter may not be indicative of the results that may be achieved for the full fiscal year.

Our business is subject to seasonal fluctuations. Historically, our highest earnings have occurred in the second and third quarters of the fiscal year, as our revenues in most of our restaurants have typically been higher during the second and third quarters of the fiscal year. As a result, results of operations for any single quarter are not necessarily indicative of the results that may be achieved for a full fiscal year. Quarterly results have been, and in the future will continue to be, significantly impacted by the timing of new restaurant openings and their respective pre-opening costs.

Our international operations subject us to certain external business risks that do not apply to our domestic operations.

Rainforest Cafe has license arrangements relating to the operations and development of Rainforest Cafes in the United Kingdom, Japan, France, Mexico and Canada. These agreements include a per unit development fee and restaurant royalties ranging from 3% to 7% of revenues. There are eight international units in operation; one is owned outright, and the rest are franchises. We own various equity interests in several of the international franchise locations. Our international operations will be subject to certain external business risks such as exchange rate fluctuations, political instability and the significant weakening of a local economy in which a foreign unit is located. In addition, it may be more difficult to register and protect our intellectual property rights in certain foreign countries.

If we are unable to protect our intellectual property rights, it could reduce our ability to capitalize on our brand names, which could have an adverse affect on our business and results of operations.

Landry’s Seafood House, Joe’s Crab Shack, Rainforest Cafe, Charley’s Crab, Saltgrass Steak House and Chart House are each registered as a federal service mark on the Principal Register of the United States Patent and Trademark Office. The Crab House is a registered design mark. We pursue registration of our important service marks and trademarks and vigorously oppose any infringement upon them. There is no assurance that any of our rights in any of our intellectual property will be enforceable, even if registered, against any prior users of similar intellectual property or against any of our competitors who seek to utilize similar intellectual property in areas where we operate or intend to conduct operations. The failure to enforce any of our intellectual property rights could have the effect of reducing our ability to capitalize on our efforts to establish brand equity.

We face the risk of adverse publicity and litigation, the cost of which could have a material adverse effect on our business and results of operations.

We may from time to time be the subject of complaints or litigation from customers alleging illness, injury or other food quality, health or operational concerns. Publicity resulting from these allegations may materially adversely affect us, regardless of whether the allegations are valid or whether we are liable. In addition, employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, prospects, financial condition, operating results and/or cash flows.

Unfavorable publicity relating to one or more of our restaurants in a particular brand may taint public perception of the brand.

Multi-unit restaurant businesses can be adversely affected by publicity resulting from poor food quality, illness or other health concerns or operating issues stemming from one or a limited number of restaurants. In particular, since we depend heavily on the “Joe’s Crab Shack” brand for a majority of our revenues, unfavorable publicity relating to one or more Joe’s Crab Shack restaurants could have a material adverse effect on our business, results of operations, and financial condition.

Labor shortages or increases in labor costs could slow our growth or harm our business.

Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including regional operational managers and regional chefs, restaurant general managers and executive chefs, necessary to continue our operations and keep pace with our growth. Qualified individuals that we need to fill these positions are in short supply and competition for these employees is intense. If we are unable to recruit and retain sufficient qualified individuals, our business and our growth could be adversely affected. Additionally, competition for qualified employees could require us to pay higher wages, which could result in higher labor costs. If our labor costs increase, our results of operations will be negatively affected.

Health concerns relating to the consumption of seafood, beef and other food products could affect consumer preferences and could negatively impact our results of operations.

Consumer food preferences could be affected by health concerns about the consumption of various types of seafood or beef. In addition, negative publicity concerning food quality or possible illness and injury resulting from the consumption of certain types of food, such as negative publicity concerning the levels of mercury or other carcinogens in certain types of seafood, e-coli, “mad cow” and “foot-and-mouth” disease relating to the consumption of beef and other meat products and the publication of government, academic or industry findings about health concerns relating to food products served by any of our restaurants could also affect consumer food preferences. These types of health concerns and negative publicity concerning the food products we serve at any of our restaurants may adversely affect the demand of our food and negatively impact our results of operations.

In addition, we cannot guarantee that our operational controls and employee training will be effective in preventing food-borne illnesses, such as hepatitis A, and other food safety issues that may affect our restaurants. Food-borne illness incidents could be caused by food suppliers and transporters and, therefore, would be outside of our control. Any publicity relating to health concerns or the perceived or specific outbreaks of food-borne illnesses or other food safety issues attributed to one or more of our restaurants, could result in a significant decrease in guest traffic in all of our restaurants and could have a material adverse effect on our results of operations. We face the risk of litigation in connection with any outbreak of food-borne illnesses or other food safety issues at any of our restaurants. If a claim is successful, our insurance coverage may not be adequate to cover all liabilities or losses and we may not be able to continue to maintain such insurance, or to obtain comparable insurance at a reasonable cost, if at all. If we suffer losses, liabilities or loss of income in excess of our insurance coverage or if our insurance does not cover such loss, liability or loss of income, there could be a material adverse effect on our results of operations.

Expanding our restaurant base by opening new restaurants in existing markets could reduce the business of our existing restaurants.

Our growth strategy includes opening restaurants in markets in which we already have existing restaurants. We may be unable to attract enough customers to the new restaurants for them to operate at a profit. Even if we are able to attract enough customers to the new restaurants to operate them at a profit, those customers may be former customers of one of our existing restaurants in that market and the opening of new restaurants in the existing market could reduce the revenue of our existing restaurants in that market.

Restaurant companies have been the target of class actions and other lawsuits alleging, among other things, violation of federal and state law.

We are subject to a variety of claims arising in the ordinary course of our business brought by or on behalf of our customers or employees, including personal injury claims, contract claims, and employment-related claims. In recent years, a number of restaurant companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law regarding workplace, employment and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. We are currently defending purported collective action lawsuits alleging violations of minimum wage provisions of the federal labor laws. Regardless of whether any claims against us are valid or whether we are ultimately determined to be liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage, if any, for any claims could materially adversely affect our financial condition or results of operations, and adverse publicity resulting from these allegations may materially adversely affect our business. We offer no assurance that we will not incur substantial damages and expenses resulting from lawsuits, which could have a material adverse effect on our business.

Rising interest rates would increase our borrowing costs, which could have a material adverse effect on our business and results of operations.

We currently have, and may incur, additional indebtedness that bears interest at variable rates. Accordingly, if interest rates increase, so will our interest costs, which may have an adverse effect on our business, results of operations and financial condition.

The capital costs of operations in our specialty growth division are extremely high. As a result, the failure of any one of these could have a material adverse effect on our operations.

In connection with operations in our specialty growth division, we incur significant capital expenditures. As a result, the failure of one or more of these projects could have a significant affect on our financial condition and operations.

The loss of Tilman J. Fertitta could have a material adverse effect on our business and development.

We believe that the development of our business has been, and will continue to be, dependent on Tilman J. Fertitta, our Chief Executive Officer, President, and Chairman of the Board. The loss of Mr. Fertitta’s services could have a material adverse effect upon our business and development, and there can be no assurance that an adequate replacement could be found for Mr. Fertitta in the event of his unavailability.

The exchange offer may be subject to approval by the Nevada Gaming Commission and we cannot provide any assurance that such approval will be granted.

The regulations of the Nevada Gaming Commission provide that any entity which is not an “affiliated company,” as that term is defined in the Nevada Gaming Control Act, or which is not otherwise subject to the provisions of the Nevada Gaming Control Act or regulations, that plans to make a public offering of securities intending to use such securities, or the proceeds from the sale thereof, for the construction or operation of gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes, may apply to the Nevada Gaming Commission for prior approval of such offering. The Nevada Gaming Commission may find an applicant unsuitable based solely on the fact that it did not submit such an application, unless upon a written request for a ruling, referred to as a ruling request, the Nevada State Gaming Control Board Chairman has ruled that it is not necessary to submit an application. The registration of the exchange notes offered pursuant to this prospectus may qualify as a public offering under Nevada law. We have submitted a ruling request to the Nevada State Gaming Control Board Chairman requesting an administrative ruling that it is not necessary to submit an application for prior approval of this offering. No assurance can be given that such an administrative ruling will be granted, or that it will be granted in a timely manner.

There are inherent limitations in all control systems, and misstatements due to error that could seriously harm our business may occur and not be detected.

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our internal controls and disclosure controls will prevent all possible error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, in our Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by the individual acts of some persons or by collusion of two or more persons. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may be inadequate because of changes in conditions or the degree of compliance with the policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Our acquisition of the Golden Nugget Casino is subject to approval by Nevada Gaming Authorities and we cannot provide any assurances that we will receive such approval.

On February 4, 2005, we entered into an agreement to purchase the Golden Nugget Casino in downtown Las Vegas. The gaming industry is highly regulated. The closing of the acquisition and, if successful, our ownership and operation of the Golden Nugget Casino in the State of Nevada is subject to the Nevada Gaming Control Act and the regulations made under such Act, as well as to various local ordinances. Gaming registrations, licenses and approvals, once obtained, can be suspended or revoked for a variety of reasons. The Golden Nugget Casino is subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming License Board, which we refer to herein collectively as the Nevada Gaming Authorities. We cannot assure you that we will obtain all required registrations, licenses and approvals on a timely basis or at all, or that, once obtained, the registrations, findings of suitability, licenses and approvals will not be suspended, conditioned, limited or revoked. If we ever are prohibited from operating the Golden Nugget Casino, we cannot assure you that we would recover the full value of our investment.

The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy. These public policy concerns include, among other things:

•	preventing unsavory or unsuitable persons from being directly or indirectly involved with gaming at any time or in any capacity;

•	establishing and maintaining responsible accounting practices and procedures;

•	maintaining effective controls over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs, and safeguarding assets and revenue, providing reliable recordkeeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;

•	preventing cheating and fraudulent practices; and

•	providing a source of state and local revenue through taxation and licensing fees.

Changes in these laws, regulations and procedures could have significant negative effects on the Golden Nugget Casino’s gaming operations, if our acquisition is consummated, and our financial condition and results of operations.

Other risk factors may adversely affect our financial performance.

Other risk factors that could cause our actual results to differ materially from those indicated in the Forward-Looking Statements in this prospectus include, without limitation, changes in travel and outside dining habits as a result of terrorist activities, perceived or otherwise, weather and other acts of God.

Risks Related to the Exchange Notes

Management has broad discretion as to the use of the proceeds from the offering of the existing notes and borrowings under our senior credit facility, and intends to invest a substantial portion of these proceeds in an unrestricted subsidiary to finance the acquisition of the Golden Nugget Casino, the assets and cash flows of which will not be available to service our or our restricted subsidiaries’ indebtedness, including indebtedness outstanding under the exchange note. Future acquisitions, investments and repurchases of our common stock using the remaining net proceeds may also be made through an unrestricted subsidiary.

We intend to use a portion of the net proceeds from the offering of the existing notes and borrowings under our senior credit facility to acquire the Golden Nugget Casino and for other general corporate purposes, which may include other acquisitions, investments and repurchases of our outstanding common stock. Our management has broad discretion with respect to the use of the proceeds from the offering of the existing notes and borrowings under our senior credit facility that are applied to general corporate purposes. You will generally be relying upon the judgment of management for all such uses of the proceeds of the offering of the existing notes and borrowings under the senior credit facility that constitute general corporate purposes. We plan to use $140.0 million, plus the amounts that will be required pursuant to a working capital adjustment to be calculated at closing, of the proceeds of the existing notes and borrowings under the senior credit facility to acquire the Golden Nugget Casino. We do not currently have any gaming industry operations. We cannot assure you that if our expansion into this new businesses we will be successful. We intend to acquire the Golden Nugget through, and future acquisitions may also be made through, unrestricted subsidiaries of ours capitalized with proceeds from the offering of the existing notes and borrowings under our senior credit facility. These unrestricted subsidiaries will not be guarantors of the exchange notes and generally will not be subject to the restrictive covenants in our senior credit facility or the indenture governing the exchange notes. We will invest $140.0 million, plus the amounts that will be required pursuant to a working capital adjustment to be calculated at closing, in net proceeds from the offering of the existing notes, together with available capacity under our senior credit facility, in an unrestricted subsidiary in connection with the acquisition of the Golden Nugget. It is possible that we will invest substantially all of the remaining $54.9 million in net proceeds from the offering of the existing notes with available capacity under our senior credit facility in additional restricted subsidiaries used to make other acquisitions. Once invested in any unrestricted subsidiaries of ours, neither those net proceeds and borrowings nor the assets or cash flows of those unrestricted subsidiaries (including the assets and cash flows of any operations we acquire through them) would be available to service our or our restricted subsidiaries’ indebtedness, including indebtedness outstanding under the exchange notes. See “—Not all of our subsidiaries have guaranteed the exchange notes, the assets of our non-guarantor subsidiaries may not be available to make payments on the exchange notes and the exchange notes are structurally subordinated to the debt and other liabilities of our non-guarantor subsidiaries.”

Our substantial debt could adversely affect our cash flow and prevent us from fulfilling our obligations under the exchange notes.

As of December 31, 2004 we had $561.2 million of total debt and stockholders’ equity of $600.9 million. The increase of our debt as a result of the issuance of the existing notes in December 2004 and borrowings under our senior credit facility will substantially increase our cash interest expense. Our ability to make payments on our debt, operate our business and to fund planned capital expenditures will depend on our ability to generate cash in the future. Our substantial debt service obligations could have important consequences to you, including the following:

•	limit our ability to borrow money or sell stock to fund our working capital, capital expenditures, debt service requirements or other purposes;

•	make it more difficult for us to satisfy our obligations on the exchange notes;

•	increase our vulnerability to compete effectively or operate successfully under adverse economic and industry conditions;

•	limit our ability to obtain additional financing and our flexibility in planning for, or reacting to, changes in our business or industry;

•	the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness would reduce the amount of cash available for other purposes;

•	increase our vulnerability to interest rate increases as the borrowings under our senior credit facility are at variable interest rates;

•	place us at a competitive disadvantage to many of our competitors who are less leveraged than we are; and

•	cause a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing, as needed.

Despite our substantial indebtedness, we may still be able to incur significantly more debt, which would further reduce the cash we have available to invest in our operations or to service our debt obligations. The terms of the indenture governing the exchange notes and the terms of our senior credit facility and the agreements governing our other indebtedness, limit, but do not prohibit, the incurrence of additional indebtedness by us and our subsidiaries in the future.

As of December 31, 2004, we had approximately $286.2 million available for additional borrowings under the revolving credit facility portion of our senior credit facility. The more leveraged we become, the more we, and in turn the holders of our indebtedness, become exposed to the risks described above.

To service our debt, we will require a significant amount of cash, which may not be available to us.

Our ability to make payments on, or repay or refinance, our debt, including the exchange notes, and to fund planned capital expenditures will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future will depend on the satisfaction of the covenants in our senior credit facility and our other debt agreements, including the indenture governing the exchange notes, and other agreements we may enter into in the future. Specifically, we will need to maintain certain financial ratios. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior credit facility or from other sources in an amount sufficient to enable us to pay our debt, including the exchange notes, or to fund our other liquidity needs.

In addition, prior to the repayment of the exchange notes, we will be required to repay or refinance our senior credit facility, the revolving credit facility portion of which matures in 2009 and the term loan portion of which matures in 2010. We cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all. If we were unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as sales of assets, sales of equity and/or negotiations with our lenders to restructure the applicable debt. Our credit agreements and the indenture governing the exchange notes may restrict our business or market conditions may limit our ability to do some of these things.

Our debt instruments include restrictive and financial covenants that limit our operating flexibility.

Our senior credit facility requires us to maintain certain financial ratios, and our senior credit facility and the indenture governing the exchange notes contain covenants that, among other things, restrict our ability to take specific actions, even if we believe such actions are in our best interest. These include, among other things, restrictions on our ability to:

•	incur additional debt;

•	create liens or negative pledges with respect to our assets;

•	pay dividends or distributions on, or redeem or repurchase, our capital stock;

•	make investments, loans or advances or other forms of payments;

•	issue, sell or allow distributions on capital stock of specified subsidiaries;

•	enter new lines of business;

•	prepay or defease specified indebtedness, including the exchange notes;

•	enter into transactions with affiliates; or

•	merge, consolidate or sell our assets.

Any failure to comply with the restrictions of our senior credit facility or the indenture governing the exchange notes or existing and any subsequent financing agreements may result in an event of default. Such default may allow our creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, these creditors may be able to terminate any commitments they had made to provide us with further funds. See “Description of the Exchange Notes—Certain Covenants” for more information on our restrictive and financial covenants.

Although the exchange notes are referred to as senior notes, they are effectively subordinated to our and the subsidiary guarantors’ secured debt to the extent of the value of the collateral securing such debt and the liabilities of our non-guarantor subsidiaries.

Unlike borrowings under our senior credit facility, the exchange notes, and each guarantee of the exchange notes, are unsecured and therefore will be effectively subordinated to any secured debt we, or the relevant subsidiary guarantor, may incur to the extent of the assets securing such debt. In the event of a bankruptcy or similar proceeding involving us or a subsidiary guarantor, the assets which serve as collateral for any secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the exchange notes. As of December 31, 2004 we had $561.2 million of total debt outstanding, $150.0 million of which was secured debt, effectively senior to the exchange notes, and up to $286.2 million of additional availability under our senior credit facility, all of which would be effectively senior to the exchange notes. The terms of the indenture governing the exchange notes allows us to incur substantial amounts of additional secured debt. In addition, the exchange notes are effectively subordinated to the debt and other liabilities of our non-guarantor subsidiaries.

Borrowings under our senior credit facility will be secured by a security interest in substantially all of our and our subsidiary guarantor’s tangible and intangible property and assets, including substantially all of our owned real property, and will include a lien on all capital stock of our present and future domestic restricted subsidiaries. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, or if our debt under our senior credit facility is accelerated, the lenders under such facilities would be entitled to exercise the remedies available to secured lenders under applicable law. In such event, our assets and those of our subsidiary guarantors will be available to pay obligations on the exchange notes only after holders of our indebtedness under our senior credit facility have been paid the value of the assets securing such debt. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the exchange notes.

Not all of our subsidiaries have guaranteed the exchange notes, the assets of our non-guarantor subsidiaries may not be available to make payments on the exchange notes and the exchange notes are structurally subordinated to the debt and other liabilities of our non-guarantor subsidiaries.

Not all of our existing subsidiaries have guaranteed the exchange notes and all of our future unrestricted subsidiaries will not guarantee the exchange notes. Payments on the exchange notes are only required to be made by us and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries that do not guarantee the exchange notes, unless those assets are transferred by dividend or otherwise to us or a subsidiary guarantor. For the year ended December 31, 2004, our non-guarantor subsidiaries had revenues of $20.8 million, or 1.8% of our consolidated 2004 revenues. As of December 31, 2004, our non-guarantor subsidiaries had total assets of $54.5 million. In connection with the acquisition of the Golden Nugget Casino, we will contribute at least $140.0 million, plus the amounts that will be required pursuant to a working capital adjustment to be calculated at closing, of the net proceeds from the offering of the existing notes, and may contribute substantially all of the remaining net proceeds of the offering of the existing notes and borrowings under our senior credit facility, into subsidiaries of ours that will not be subsidiary guarantors of the exchange notes. These subsidiaries will not be subject to the terms of the indenture governing the exchange notes and the assets and operations acquired or developed by these subsidiaries will not be available for repayment of the exchange notes. See “—Risks Related to the Exchange Notes—Management has broad discretion as to the use of the proceeds from the offering of the existing notes and borrowings under our senior credit facility, and intends to invest a substantial portion of these proceeds in an unrestricted subsidiary to finance the acquisition of the Golden Nugget Casino, the assets and cash flows of which will not be available to service our or our restricted subsidiaries’ indebtedness, including indebtedness outstanding under the exchange note. Future acquisitions, investments and repurchases of our common stock using the remaining net proceeds may also be made through an unrestricted subsidiary.”

In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its debt and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us. Consequently, your claims in respect of the exchange notes are structurally subordinated to all of the debt and other liabilities of our non-guarantor subsidiaries, including trade payables. As of December 31, 2004, our non-guarantor subsidiaries had $13.4 million of debt and other liabilities (excluding intercompany liabilities).

The guarantees may not be enforceable because of fraudulent conveyance laws or state corporate laws prohibiting shareholder distributions by an insolvent subsidiary.

The subsidiary guarantors’ guarantees of the exchange notes may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws or state laws prohibiting guarantees or other shareholder distributions by an insolvent subsidiary if a bankruptcy lawsuit or other action is commenced by or on behalf of our or the subsidiary guarantors’ unpaid creditors.

Under these laws, if in such a lawsuit a court were to find that, at the time a subsidiary guarantor incurred debt (including debt represented by the guarantee), such subsidiary guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors;

•	received less than reasonably equivalent value or fair consideration for incurring this debt and the subsidiary guarantor (a) was insolvent or was rendered insolvent by reason of incurring this debt, (b) was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature; or

•	in some states, had assets valued at less than its liabilities, or would not be able to pay its debts as they become due in the usual course of business (regardless of the consideration for incurring the debt);

then the court could void the guarantee or subordinate the amounts owing under the guarantee to the subsidiary guarantor’s presently existing or future debt or take other actions detrimental to you.

The subsidiary guarantors may be subject to the allegation that, since they incurred their guarantees for our benefit, they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration. The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets at fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

If a guarantee is voided as a fraudulent conveyance, is a prohibited distribution to the parent shareholder or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be Landry’s Restaurants Inc.’s creditor or that of any subsidiary guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a guarantee will constitute a default under the indenture, which default would cause all outstanding exchange notes to become immediately due and payable.

We may be unable to make a change of control offer required by the indenture governing the exchange notes, which would cause defaults under the indenture governing the exchange notes, our senior credit facility and other financing arrangements.

The terms of the exchange notes require us to make an offer to repurchase the exchange notes upon the occurrence of a change of control at a purchase price equal to 101% of the principal amount of the exchange notes, plus accrued and unpaid interest, if any, to the date of the purchase. The terms of our senior credit facility require, and future financing and other arrangements may require, repayment of amounts outstanding in the event of a change of control and prohibit us from repurchasing your exchange notes while commitments or amounts are outstanding under the senior credit facility. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes or that restrictions in our senior credit facility, and other financing agreements will not allow the repurchases. See “Description of the Exchange Notes—Repurchase Upon a Change of Control.”

In addition, it is not certain whether we would be required to make a change in control offer to repurchase the exchange notes upon certain asset sales, because the meaning of “substantially all” assets, the sale of which would constitute a change of control, is not established under applicable law. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of exchange notes to require us to repurchase such exchange notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the company and its subsidiaries taken as a whole to another person or group may be uncertain. See “Description of the Exchange Notes—Certain Covenants—Asset Sales.”

You may suffer adverse consequences if you do not exchange existing notes.

The existing notes that are not exchanged for exchange notes have not been registered with the SEC or in any state. Unless the existing notes are registered, they may only be offered and sold pursuant to an exemption from, or in a transaction that is not subject to, the registration requirements of the Securities Act. Depending upon the percentage of existing notes exchanged for exchange notes, the liquidity of the existing notes may be adversely affected.

There is no public market for the exchange notes.

The exchange notes are new securities for which there currently is no market. The exchange notes sold to qualified institutional buyers (QIBs) are expected to be eligible for trading by QIBs in the PORTAL market. However, a market for the exchange notes may not develop, and any market that develops may not last. We do not intend to apply for listing of the exchange notes on any securities exchange or other stock market.

Our Chief Executive Officer and President is a significant shareholder of our company and his interests could conflict with your interests as a holder of exchange notes.

Tilman J. Fertitta, our Chief Executive Officer and President, owns approximately 23.0% of our outstanding common stock and he is also Chairman of our Board of Directors. Although Mr. Fertitta does not control a majority of our voting power, he does have considerable influence in decisions affecting all aspects of our company. As a result, circumstances could arise in which the interests of Mr. Fertitta, as an equity holder, could conflict with the interests of the holders of the exchange notes, such as if we encounter financial difficulties. Mr. Fertitta, as with other equity investors in our company, may have an interest in pursuing acquisitions, divestitures, financings and other transactions that, in their judgment, enhance the value of an equity investment in our company, even though such transactions might involve risks, or be detrimental, to the holders of the exchange notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange existing notes in like principal amount. The existing notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Issuance of the exchange notes will not result in a change in our amount of outstanding debt.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2004. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the period ended December 31, 2004, which are incorporated by reference in this prospectus.

As of December 31, 2004
(in thousands)
Cash and cash equivalents	$201,394

9.39% non-recourse long term note payable due May 2010	$11,171
Other long-term notes	163
Fair value of interest rate swaps	(89)
Senior credit facility
Term loan	150,000
Revolving credit facility(1)	—
7.5% Senior Notes due 2014	400,000

Total debt	$561,245
Less current portion of long-term debt	(1,700)

Total long-term debt	$559,545
Total stockholders’ equity	$600,897

Total capitalization	$1,160,442

(1)	As of December 31, 2004 we had the capacity to borrow an additional $286.2 million under the revolving credit facility portion of our senior credit facility.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth our selected consolidated financial data as of and for the years ended December 31, 2004, 2003, 2002, 2001, and 2000. The financial data as of and for the years ended December 31, 2004, 2003, and 2002 are derived from our audited consolidated financial statements which are incorporated by reference herein, and should be read in conjunction with our consolidated financial statements and the notes thereto, which have been audited by Grant Thornton LLP for the year ended December 31, 2004 and Ernst & Young LLP for the years ended December 31, 2003 and 2002. The financial data as of and for the years ended December 31, 2001 and 2000 has been derived from our consolidated financial statements which were previously audited by Arthur Andersen, LLP independent public accountants. These financial statements have been restated to reflect corrections to our accounting for leases. As Arthur Andersen LLP has ceased operations, the adjustments necessary to reflect the corrected lease accounting treatment have not been audited. The financial statements for 2003 and 2002 have also been restated to reflect corrections to our accounting for leases in our previously filed financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and our Consolidated Financial Statements and Notes thereto contained in our annual report on Form 10-K for the year ended December 31, 2004 . All amounts are in thousands, except per share data.

	Year Ended December 31,
	2000 Restated		2001 Restated		2002 Restated		2003 Restated		2004
Income Statement Data:
Revenue	$520,980		$746,642		$894,795		$1,105,755		$1,167,475
Operating costs and expenses:
Cost of revenues	156,787		219,684		257,945		321,783		326,108
Restaurant labor	147,192		215,662		259,198		323,284		337,633
Other restaurant operating expenses	122,674		186,529		224,122		271,271		282,412
General and administrative expenses	26,652		38,004		43,384		51,704		58,320
Depreciation and amortization	27,265		34,975		40,729		49,092		57,294
Asset impairment expense	6,292		2,394		2,200		13,144		1,709
Restaurant pre-opening expenses	3,402		2,598		4,591		8,650		5,203
Store closings and changes	2,000		—		—		—		—

Total operating costs and expenses	492,264		699,846		832,169		1,038,928		1,068,679
Operating income	28,716		46,796		62,626		66,827		98,796
Other (income) expense:
Interest expense, net	6,617		9,402		4,997		9,561		15,185
Other, net	887		(56)		(887)		1,463		13,544

Total other (income) expense	7,504		9,346		4,110		11,024		28,729

Income before taxes	21,212		37,450		58,516		55,803		70,067
Provision for income taxes	7,021		11,502		18,025		10,889		3,545

Net income	$14,191		$25,948		$40,491		$44,914		$66,522
Cash dividends declared per common share	$0.10		$0.10		$0.10		$0.10		$0.20

Balance Sheet Data (at end of period):
Working capital (deficit)	$(39,657)		$(6,017)		$(55,475)		$(38,767)		$161,515
Total assets	666,729		692,105		934,898		1,104,883		1,344,952
Short-term notes payable and current portion of long-term notes and other obligations	60		—		1,783		1,963		1,700
Long-term notes and other obligations, noncurrent	155,000		175,000		189,404		299,736		559,545
Stockholders’ equity	362,885		391,032		563,406		599,894		600,897
Earnings Per Share Information:
Basic:
Net income	$0.61		$1.19		$1.56		$1.63		$2.46
Average number of common shares outstanding	23,400		21,750		25,900		27,600		27,000
Diluted:
Net income	$0.60		$1.15		$1.51		$1.59		$2.39
Weighted average number of common shares and common share equivalents outstanding	23,600		22,535		26,900		28,325		27,800
Cash Flow Data:
Net cash flows provided by (used in) operating activities	70,765		89,466		112,784		123,936		111,613
Net cash flows provided by (used in) investing activities	(124,288)		(105,614)		(275,113)		(190,413)		(117,505)
Net cash flows provided by (used in) financing activities	56,705		21,069		145,126		87,810		172,075
Other Financial Data:
Ratio of earnings to fixed charges(1)	2.2	x	2.3	x	3.4	x	2.7	x	2.9	x

(1)	For purposes of computing ratio of earnings to fixed charges, earnings consist of the sum of our pre-tax income from continuing operations and fixed charges minus capitalized interest. Fixed charges consist of interest expense, including amounts capitalized, amortization of capitalized expenses related to indebtedness, and estimated interest factor (33.3%) of rent expense. Rent expense excludes taxes and common area maintenance charges.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On December 28, 2004, we completed a private offering of $400.0 million of 7.5% Senior Notes due 2014, Series A. In connection with the issuance of the existing notes, we entered into a registration rights agreement in which we agreed to:

•	file with the SEC a registration statement of which this prospectus is a part with respect to a registered offer to exchange the existing notes for the exchange notes;

•	use our reasonable best efforts to cause the registration statement to become effective under the Securities Act; and

•	offer to the holders of the existing notes the opportunity to exchange their existing notes for a like principal amount of exchange notes upon the effectiveness of the registration statement.

See “Registration Rights Agreement” for a summary of the terms of the registration rights agreement.

Based on existing interpretations of the Securities Act by the staff of the SEC described in several no-action letters issued to unrelated third parties, and subject to the following sentence, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers or our “affiliates,” without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of existing notes who is an affiliate of ours, who is not acquiring the exchange notes in the ordinary course of such holder’s business, or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretations by the staff of the SEC described in the above-mentioned no-action letters;

•	will not be able to tender existing notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the existing notes unless the sale or transfer is made under an exemption from these requirements.

We do not intend to seek our own no-action letter, and there is no assurance that the staff of the SEC would make a similar determination regarding the exchange notes as it has in these no-action letters to third parties.

Unless you are a holder of existing notes who is not entitled to participate in the exchange offer or who will not receive freely-tradable exchange notes in the exchange offer, following the closing of the exchange offer holders of notes will not have any further registration rights or corresponding rights to additional interest related to the timing of registration statements filed pursuant to the registration rights agreement. Any existing notes outstanding after the exchange offer will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the existing notes could be adversely affected.

Terms of the Exchange Offer

Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all existing notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of existing notes accepted in the exchange offer. Holders may tender some or all of their existing notes in denominations of $1,000 or any integral multiple of $1,000.

If you wish to exchange your existing notes for exchange notes in the exchange offer, you will be required to represent that:

•	you are not our affiliate, as defined in Rule 405 of the Securities Act;

•	if you are a broker-dealer, you acquired the existing notes as part of your market-making or other trading activities;

•	if you are not a broker-dealer, the exchange notes received in the exchange offer are being acquired in the ordinary course of your business, and you are not participating in a distribution of the exchange notes and have no arrangements or intentions with any person to make a distribution of the exchange notes; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for existing notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes.

You will make these representations to us by signing or agreeing to be bound by the letter of transmittal.

Broker-dealers that are receiving exchange notes for their own account must have acquired the existing notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes during the 180 day period following the completion of the exchange offer, exclusive of any period during which a stop order suspending the effectiveness of the registration statement of which this prospectus is a part is in effect or we have suspended the use of this prospectus. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the 180 day period following the closing of the exchange offer in connection with resales of exchange notes received in exchange for existing notes where such existing notes were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, during the 180 day period following the closing of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The exchange notes will evidence the same debt as the existing notes and will be issued under and entitled to the benefits of the same indenture. The form and terms of the exchange notes are identical in all material respects to the form and terms of the existing notes except that:

•	the exchange notes will be issued in a transaction registered under the Securities Act;

•	the exchange notes will not be subject to transfer restrictions and, except in limited circumstances, holders of exchange notes will have no registration rights; and

•	provisions providing for an increase in the stated interest rate on the existing notes if the existing notes are not exchanged for registered exchange notes will be eliminated.

Holders of existing notes that are not entitled to participate in the exchange offer and holders who do not receive freely-tradable exchange notes will have, for a period of 30 days, the right to require us to file a registration statement covering resales of their notes. If we do not timely file or cause this resale registration statement to become effective, these holders will be entitled to additional interest. See “Registration Rights Agreement.”

As of the date of this prospectus, $400,000,000 aggregate principal amount of the existing notes was outstanding. In connection with the issuance of the existing notes, we arranged for the existing notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders as of the close of business on [•]. We intend to conduct the exchange offer as required by the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable.

The exchange offer is not conditioned upon any minimum aggregate principal amount of existing notes being tendered, and holders of the existing notes do not have any appraisal or dissenters’ rights under the General Corporation Law of the State of Delaware or under the indenture in connection with the exchange offer. No governmental approvals or consents must be received to consummate the exchange offer. We shall be considered to have accepted existing notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See “—Exchange Agent.” The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to those holders.

If any tendered existing notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, the unaccepted existing notes will be credited to the holder’s account at DTC according to the procedures described below or, in the case of existing notes tendered by delivery of certificates, certificates for these unaccepted existing notes will be returned, at our cost, to the tendering holder of the existing notes, promptly after the expiration date.

Holders who tender existing notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as described in the following sentence, transfer taxes related to the exchange of existing notes in the exchange offer. If you instruct us to register exchange notes in the name of, or request that existing notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for the payment of any applicable transfer tax. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See “—Solicitation of Tenders; Fees and Expenses.”

Neither we nor our board of directors makes any recommendation to holders of existing notes as to whether to tender or refrain from tendering all or any portion of their existing notes pursuant to the exchange offer. Moreover, no one has been authorized to make any recommendation. Holders of existing notes must make their own decision whether to tender in the exchange offer and, if so, the amount of existing notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Expiration Date; Extensions; Amendments

The term “expiration date” shall mean 5:00 p.m., New York City time, on [•], 2005 unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” shall mean the latest date to which the exchange offer is extended.

We expressly reserve the right, in our sole discretion:

•	to delay acceptance of any existing notes or to terminate the exchange offer and to refuse to accept existing notes not previously accepted, if any of the conditions described under “—Conditions” shall have occurred and shall not have been waived by us;

•	to extend the expiration date of the exchange offer;

•	to amend the terms of the exchange offer in any manner;

•	to purchase or make offers for any existing notes that remain outstanding subsequent to the expiration date;

•	to the extent permitted by applicable law, to purchase existing notes in the open market, in privately negotiated transactions or otherwise.

The terms of the purchases or offers described in the fourth and fifth clauses above may differ from the terms of the exchange offer.

Any delay in acceptance, termination, extension, or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely press release to an appropriate news agency.

You are advised that we may extend the exchange offer because some of the holders of the existing notes do not tender on a timely basis.

Interest on the Exchange Notes

The exchange notes will bear interest from December 28, 2004, the date of issuance of the existing notes that are being tendered in exchange for the exchange notes, or, if later, the most recent date on which interest was paid or provided for on the existing notes surrendered for the exchange notes, at a rate of 7.5% per year. Accordingly, holders of existing notes that are accepted for exchange will not receive interest that is accrued but unpaid on the existing notes at the time of tender. We will pay interest on the exchange notes twice a year, on June 15th and December 15th, beginning June 15, 2005.

Procedures for Tendering

Only a holder may tender his, her or its existing notes in the exchange offer. Any beneficial owner whose existing notes are registered in the name of such owner’s broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on such owner’s behalf. If the beneficial owner wishes to tender on his, her or its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the owner’s existing notes, either make appropriate arrangements to register ownership of the existing notes in the owner’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time and may not be completed prior to the expiration time.

The tender by a holder will constitute an agreement between the holder, us and the exchange agent according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

A holder who desires to tender existing notes and who cannot comply with the procedures set forth in this prospectus for tender on a timely basis or whose existing notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

The method of delivery of existing notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Delivery of such documents will be deemed made only when actually received by the exchange agent or deemed received under the ATOP procedures described below. In all cases, sufficient time should be allowed to assure delivery to the exchange agent prior to the expiration date. No letter of transmittal or existing notes should be sent to us. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for holders in each case as described in this prospectus and in the letter of transmittal.

Existing Notes Held in Book-Entry Form

We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the existing notes at DTC for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of existing notes by causing DTC to transfer the existing notes into the exchange agent’s account for the existing notes using DTC’s procedures for transfer.

The exchange agent and DTC have confirmed that the exchange offer is eligible for DTC’s Automated Tender Offer Program (ATOP). Accordingly, DTC participants may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer existing notes held in book-entry form to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent’s message to the exchange agent.

The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering existing notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender existing notes you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

If you desire to tender existing notes held in book-entry form with DTC, the exchange agent must receive, prior to 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of the existing notes into the exchange agent’s account at DTC, which is referred to in this prospectus as a “book-entry confirmation,” and an agent’s message transmitted pursuant to DTC’s ATOP procedures. In lieu of transmitting an agent’s message pursuant to DTC’s ATOP procedures, you may deliver to the exchange agent, prior to 5:00 p.m. New York City time on the expiration date, at the address set forth in this prospectus, a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal.

Existing Notes Held in Certificated Form

For a holder to validly tender existing notes held in physical, or certificated, form, the exchange agent must receive, prior to 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus:

•	a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

•	certificates for tendered existing notes.

Signatures

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the existing notes tendered with the letter of transmittal are tendered:

•	by a registered holder who has not requested that exchange notes or certificates representing existing notes not being tendered be issued to a person other than the registered holder, sent to an address other than that of a registered holder or credited to different account maintained at DTC; or

•	for the account of an institution eligible to guarantee signatures.

If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the existing notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the existing notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder who appears on the existing notes or the DTC participant who is listed as the owner. If the letter of transmittal or any existing notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

If you tender your notes through ATOP, signatures and signature guarantees are not required.

Determinations of Validity

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered existing notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all existing notes not properly tendered or any existing notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular existing notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of existing notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of existing notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of existing notes, nor shall any of us incur liability for failure to give notification. Tenders of existing notes will not be considered to have been made until the irregularities have been cured or waived. Any existing notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their existing notes and:

•	whose existing notes are not immediately available;

•	who cannot complete the procedure for book-entry transfer on a timely basis;

•	who cannot deliver their existing notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

•	who cannot complete a tender of existing notes held in book-entry form using DTC’s ATOP procedures on a timely basis;

may effect a tender if they tender through an institution eligible to guarantee signatures described under “—Procedures for Tendering—Signatures,” or if they tender using ATOP’s guaranteed delivery procedures.

A tender of existing notes made by or through an eligible institution will be accepted if:

•	prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that:

(1)	sets forth the name and address of the holder, the certificate number or numbers of the holder’s existing notes and the principal amount of the existing notes tendered,

(2)	states that the tender is being made, and

(3)	guarantees that, within three business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the existing notes to be tendered in proper form for transfer, or a confirmation of book-entry transfer into the exchange agent’s account at DTC of existing notes delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered existing notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

A tender made through DTC’s ATOP procedures will be accepted if:

•	prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent’s message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the existing notes that they have received and agree to be bound by the notice of guaranteed delivery; and

•	the exchange agent receives, within three business days after the expiration date, either:

(1)	a book-entry conformation, including an agent’s message, transmitted via DTC’s ATOP procedures; or

(2)	a properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered existing notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their existing notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of existing notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of existing notes in the exchange offer:

•	a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below prior to 5:00 p.m., New York City time, on the expiration date; or

•	you must comply with DTC’s ATOP withdrawal procedures of.

Any notice of withdrawal must:

•	specify the name of the person having deposited the existing notes to be withdrawn;

•	identify the existing notes to be withdrawn, including the certificate number or numbers and principal amount of the existing notes or, in the case of existing notes transferred by book-entry transfer, the name and number of the account at DTC from which the existing notes were tendered and the name and number of the account at DTC to be credited;

•	be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the existing notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the existing notes to register the transfer of the existing notes into the name of the person withdrawing the tender; and

•	specify the name in which any of these existing notes are to be registered, if different from that of the person who deposited the existing notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any existing notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no exchange notes will be issued in exchange for those existing notes unless the existing notes so withdrawn are validly retendered. Any existing notes that have been tendered but are not accepted for exchange will be returned to the holder of the existing notes without cost to the holder or, in the case of existing notes tendered by book-entry transfer into the holder’s account at DTC according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn existing notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Conditions

The exchange offer is subject only to the following conditions:

•	the compliance of the exchange offer with applicable law, any applicable interpretation of the Staff of the SEC or any order of any governmental agency or court of competent jurisdiction;

•	the proper tender of the existing notes;

•	the representation by the holders of the existing notes that they are not our affiliate, if they are a broker-dealer, they acquired the existing notes as part of their market-making or other trading activities, and if they are not a broker-dealer, the exchange notes received in the exchange offer are being acquired in the ordinary course of their business, and they are not participating in a distribution of the exchange notes and have no arrangements or intentions with any person to make a distribution of the exchange notes; and

•	no judicial or administrative proceeding is pending or shall have been threatened that would limit us from proceeding with the exchange offer.

If any of these conditions are not met, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any existing notes and may terminate or amend the exchange offer. These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our discretion. All such conditions must be satisfied or waived by us at or before the expiration date.

Exchange Agent

Wachovia Bank, National Association, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for the notice of guaranteed delivery should be directed to the exchange agent. You should send certificates for existing notes, letters of transmittal and any other required documents to the exchange agent addressed to:

Wachovia Bank, National Association

Customer Information Center

Corporate Trust Operations-NC1153

1525 West W.T. Harris Boulevard -3C3

Charlotte, NC 28262-1153

Attention: Marsha Rice

Phone: (704) 590-7413

Fax: (704) 590-7628

Delivery of the letter of transmittal to an address other than as listed above or transmission of instructions via facsimile other than as described above does not constitute a valid delivery of the letter of transmittal.

Solicitation of Tenders; Fees and Expenses

We will bear the expenses of requesting that holders of existing notes tender those notes for exchange notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the existing notes and in handling or forwarding tenders for exchange.

We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee, SEC registration fees, and accounting and legal fees, printing costs, transfer taxes and related fees and expenses.

You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register exchange notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the existing notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Federal Income Tax Consequences

The following discussion summarizes the principal U.S. federal income tax consequences of the exchange of existing notes for exchange notes. This discussion is based upon the U.S. federal income tax laws in effect and available on the date of this prospectus, including the Internal Revenue Code of 1986, as amended, the related Treasury Regulations and judicial and administrative interpretations as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this prospectus. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service with respect to the U.S. federal income tax consequences of the exchange offer. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to you in light of your specific circumstances, or if you are subject to special treatment under the Internal Revenue Code. This discussion also does not address the effect of any applicable U.S. federal estate and gift tax laws or state, local or foreign tax laws.

The exchange of existing notes for exchange notes pursuant to the exchange offer will not be treated as an exchange or otherwise as a taxable event to holders of existing notes for U. S. federal income tax purposes. Consequently, a holder of existing notes should not recognize a taxable gain or loss as a result of exchanging such holder’s existing notes for exchange notes; the holding period of the exchange notes will include the holding period of the existing notes; and the adjusted tax basis of exchange notes will be the same as the adjusted tax basis of the existing notes exchanged for such exchange notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of an exchange note generally should be the same as the U.S. federal income tax consequences of holding and disposing of an existing note.

This description is included in this prospectus for general information only. Accordingly, you should consult with your own tax advisor concerning the U. S. federal income tax consequences of the exchange offer with respect to your particular situation, including the application and effect of state, local and foreign income and other tax laws.

Participation in the Exchange Offer; Untendered Notes

Participation in the exchange offer is voluntary. Holders of the existing notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

As a result of the making of, and upon acceptance for exchange of all existing notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the terms of the registration rights agreement. Holders of the existing notes who do not tender in the exchange offer will continue to hold their existing notes and will be entitled to all the rights, and subject to the limitations, applicable to the existing notes under the indenture. Holders of existing notes will no longer be entitled to any rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. See “Description of the Exchange Notes” and “Registration Rights Agreement.” All untendered existing notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that existing notes are tendered and accepted in the exchange offer, the trading market for untendered existing notes could be adversely affected. This is because there will probably be many fewer remaining existing notes outstanding following the exchange, significantly reducing the liquidity of the untendered notes.

We may in the future seek to acquire untendered existing notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of existing notes following the applicable requirements of the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any existing notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any existing notes that are not tendered in the exchange offer.

DESCRIPTION OF THE EXCHANGE NOTES

The exchange notes will be issued under an Indenture dated December 28, 2004 (the “Indenture”) among Landry’s Restaurants, Inc. (the “Company”), as issuer, the Subsidiary Guarantors and Wachovia Bank, National Association, as trustee (the “Trustee”). The exchange notes will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Unless the context requires otherwise, all references to the “Notes” include the existing notes and the exchange notes. The exchange notes and the existing notes will be treated as a single class for all purposes of the Indenture.

The following description is a summary of the material provisions of the Indenture and the Notes. It does not restate the Indenture in its entirety. Since this description is only a summary, you should refer to the Indenture and the Notes, which we have filed with the SEC, for a complete description of our obligations and your rights.

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture. In this description, the word “Company” refers only to Landry’s Restaurants, Inc. and not to any of its subsidiaries

General

The Notes

The Notes will mature on December 15, 2014 and will initially be issued in an aggregate principal amount of $400,000,000. The Company may issue an unlimited principal amount of additional notes (the “Additional Notes”) from time to time, subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The existing notes, the exchange notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000.

Interest on the Notes accrues at the rate of 7.5% per year and is payable semi annually in arrears on June 15 and December 15, commencing on June 15, 2005. The Company will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.

Interest on the Notes will accrue from (and including) December 28, 2004 or, if interest has already been paid, from (and including) the most recent interest payment date to which interest has been paid to (and excluding) the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes will be:

•	general unsecured obligations of the Company;

•	effectively subordinated to any secured Indebtedness of the Company, including the Indebtedness of the Company under the Credit Agreement, to the extent of the value of the assets securing such indebtedness;

•	ranking equally in right of payment with any unsecured, unsubordinated Indebtedness of the Company;

•	ranking ahead in right of payment to all existing and future subordinated Indebtedness of the Company; and

•	guaranteed by the Subsidiary Guarantors on a senior unsecured basis.

The Subsidiary Guarantees

The Notes will be guaranteed, jointly and severally, by all of the existing and future Domestic Subsidiaries of the Company that guarantee the Company’s obligations under the Credit Agreement. Each Subsidiary Guarantee of the Notes will be:

•	a general unsecured obligation of such Subsidiary Guarantor;

•	effectively subordinated to any secured Indebtedness of such Subsidiary Guarantor, including the Indebtedness of such Subsidiary Guarantor under the Credit Agreement, to the extent of the value of the assets securing such indebtedness;

•	ranking equally in right of payment with any unsecured, unsubordinated Indebtedness of such Subsidiary Guarantor; and

•	ranking ahead in right of payment to all existing and future subordinated Indebtedness of such Subsidiary Guarantor.

As of the date of the Indenture, all of our subsidiaries other than Island Hospitality, Inc., Island Entertainment, Inc., LCHLN, Inc. and LGE, Inc. were “Restricted Subsidiaries.” Each of Island Hospitality, Inc., Island Entertainment, Inc., LCHLN, Inc. and LGE, Inc. is an “Unrestricted Subsidiary.” In addition, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Restricted Subsidiaries as “Unrestricted Subsidiaries.” If we close the acquisition of the Golden Nugget Casino, it is expected that Landry’s Gaming, Inc., a newly formed subsidiary of ours that will be designated as an Unrestricted Subsidiary pursuant to these provisions, will acquire Poster Financial Group, Inc. Except as noted below in “—Certain Covenants—Restricted Payments,” Unrestricted Subsidiaries of the Company will generally not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes. In addition, the Unrestricted Subsidiaries and non-Domestic Subsidiaries will not be Subsidiary Guarantors. The Subsidiaries that will not guarantee the Notes had total assets of $54.5 million and total revenues of $20.8 million for the year ended December 31, 2004. See “Risk Factors—Risks Related to the Exchange Notes—Not all of our subsidiaries have guaranteed the notes, the assets of our non-guarantor subsidiaries may not be available to make payments on the notes and the notes are structurally subordinated to the debt and other liabilities of our non-guarantor subsidiaries.”

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risk Factors Related to Our Notes—The guarantees may not be enforceable because of fraudulent conveyance laws or state corporate laws prohibiting shareholder distributions by an insolvent subsidiary.”

As of December 31,2004, the Company and its subsidiaries, on a consolidated basis, had $561.2 million of total debt outstanding, $150.0 million of which was secured indebtedness.

Methods of Receiving Payments on the Notes

All payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Optional Redemption

Except as provided below, the Notes will not be redeemable at the Company’s option prior to December 15, 2009. After December 15, 2009, the Company may, subject to the restrictions in the Credit Agreement, redeem all or a part of the Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2009	103.75%
2010	102.50%
2011	101.25%
2012 and thereafter	100.00%

Notwithstanding the foregoing, at any time prior to December 15, 2007, the Company may, subject to the restrictions in the Credit Agreement, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 107.5% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2)	the redemption must occur within 90 days of the date of the closing of such Public Equity Offering.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase upon a Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and additional interest, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Credit Agreement prohibits the Company from purchasing any Notes, and also provides that certain change of control events (including, without limitation, a Change of Control under the Indenture) with respect to the Company would constitute a default under these agreements. Any future credit agreements or other agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance any borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such Indebtedness, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which may, in turn, constitute a default under the Credit Agreement and under such other agreements.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Restricted Payments

(A) The Company will not, and will not permit any of its Restricted Subsidiaries (or, in the case of (3) below, any Subsidiary of the Company) to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable (i) in Equity Interests (other than Disqualified Stock) of the Company or (ii) to the Company or a Restricted Subsidiary of the Company);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any Subsidiary of the Company (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries);

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Subsidiary Guarantee, except (a) a payment of interest or principal at the Stated Maturity thereof and (b) to the extent made by an Unrestricted Subsidiary with proceeds from any Investments in such Unrestricted Subsidiary pursuant to clauses (12) or (13) of the definition of “Permitted Investments”; or

(4)	make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) of this paragraph (A) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)	the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted

Payments permitted by clauses (2), (3), (4), (5), (11) and (12) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a)	50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)	100% of (i) the aggregate net cash proceeds and (ii) the fair market value of property other than cash (provided that where the value of such property exceeds $10.0 million, the fair market value of such property shall be determined by the Board of Directors based upon an opinion or appraisal by an independent accounting, appraisal or investment banking firm of national standing), in each case, received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(c)	to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; provided, however, that no amount shall be included under this clause (c) to the extent it is already included in Consolidated Net Income; plus

(d)	the net reduction in Restricted Investments in any Person resulting from dividends, loan repayments or other transfers of property to the Company or any Restricted Subsidiary; provided that the value attributed to any such transferred property (other than cash) pursuant to this clause (d) shall, where such value exceeds $10.0 million, be determined by the Board of Directors based upon an opinion or appraisal by an independent accounting, appraisal or investment banking firm of national standing.

(B) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2)	the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Subsidiary Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph (A);

(3)	the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

(5)

Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(b) of the preceding paragraph (A);

(6)	the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(7)	dividends paid on shares of Disqualified Stock of the Company issued in accordance with the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant;

(8)	the payment of any dividends by the Company on outstanding shares of its Common Stock in an aggregate amount not to exceed $12.75 million in any 12-month period;

(9)	the repurchase, redemption or other acquisition for value by the Company of shares of its Common Stock during the 12 months following the Issue Date; provided that the aggregate consideration paid for all such repurchased, redeemed or acquired shares of Common Stock of the Company shall not exceed $25.0 million; provided further that at the time of each such repurchase, redemption or other acquisition the Consolidated Cash Flow of the Company for the preceding four fiscal quarters for which internal quarterly financial statements are available is not less than $146.0 million;

(10)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any current or former employee or director of the Company (or any of its Restricted Subsidiaries) pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business, the aggregate purchase price paid (excluding the cancellation of debt owing by such individual) for all such repurchased, redeemed, acquired or retired any such Equity Interests in any calendar year to be in an amount not to exceed $1.5 million; provided that the Company may carry over and make in subsequent calendar years, in addition to the $1.5 million permitted hereunder for such calendar year, the amount of such repurchases, redemptions, acquisitions or retirements for value permitted to be made, but not made, in any preceding calendar years; provided further that the Company may, with respect to any such repurchases, redemptions, acquisitions or retirements for value of Equity Interests held by Tilman J. Fertitta to be made in any one calendar year, aggregate the $1.5 million amount available to the Company with respect to each calendar year under this clause (10) from the Issue Date through the final maturity of the Notes and apply all or a portion of such aggregate amount (less the aggregate purchase price of all repurchases, redemptions, acquisitions or retirements for value made in any previous calendar year pursuant to this clause (10)) to repurchases, redemptions, acquisitions or retirements for value of Equity Interests held by the Company’s Chief Executive Officer to be made in such calendar year;

(11)	the repurchase, redemption or other acquisition or retirement for value of any outstanding Equity Interests of any of the Restricted Subsidiaries of the Company; provided that the aggregate purchase price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10.0 million; provided, further, that to the extent the holder of any such Equity Interests is an Affiliate of the Company (other than a Restricted Subsidiary), such repurchase, redemption, acquisition or retirement for value complies with the requirements of the covenant “—Transactions with Affiliates”; or

(12)	other Restricted Payments not otherwise permitted pursuant to this covenant in an aggregate amount not to exceed $25.0 million.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors, as evidenced by a Board Resolution. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an independent accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and the Company will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Company and any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by the Company or any Subsidiary Guarantor of Indebtedness under the Credit Agreement in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $450.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to permanently repay any Indebtedness incurred pursuant to this clause (1) (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant “—Asset Sales”;

(2)	Existing Indebtedness;

(3)	the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the date of the Indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

(4)	the incurrence by the Company or any Subsidiary Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $25.0 million at any time outstanding;

(5)	the incurrence by the Company or any Restricted Subsidiary of the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5) or (8) of this paragraph;

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Wholly Owned Restricted Subsidiaries; provided, however, that:

(a)	if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor;

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6); and

(c)	Indebtedness owed to the Company or any Subsidiary Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Subsidiary Guarantor.

(7)	the Guarantee by the Company or any Subsidiary Guarantor of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; provided that, if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu to the same extent as the Indebtedness Guaranteed;

(8)	the incurrence by the Company or any Subsidiary Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (8), not to exceed $25.0 million;

(9)	(i) Indebtedness of the Company or any of its Restricted Subsidiaries under agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the acquisition or disposition of any business or assets, so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition, (ii) Indebtedness of the Company of any its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of the Company or such Restricted Subsidiary to provide security for workers’ compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to worker’s compensation claims, self-insurance obligations, bankers’ acceptances, performance, surety and similar bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence and (iv) the incurrence by the Company of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(10)	Indebtedness of the Company to the extent that the net proceeds thereof are promptly deposited to defease the Notes in accordance with the provisions of “—Legal Defeasance and Covenant Defeasance”; and

(11)	Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness or Capital Stock incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and Permitted Refinancing Indebtedness incurred in respect thereof; provided, however, that after giving effect to the incurrence of such Indebtedness, the Company would be able to incur an additional $1.00 of Indebtedness pursuant to the first paragraph of this covenant.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the date on which the existing notes were first issued under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Notwithstanding any other provision of this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, the maximum amount of Indebtedness that may be incurred pursuant to this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	such fair market value shall be determined by (a) the Chief Executive Officer of the Company, where such value is less than $5.0 million and (b) the Company’s Board of Directors, as evidenced by a Board Resolution, where such value is $5.0 million or greater and, in each case, such determination shall be set forth in an Officers’ Certificate delivered to the Trustee; and

(3)	at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of these. For purposes of this provision, each of the following shall be deemed to be cash:

(a)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms pari passu or subordinated to the Notes or any Subsidiary Guarantee and liabilities that are owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a customary written novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b)	any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

(1)	to repay or purchase unsubordinated Secured Indebtedness and, if the Secured Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

(2)	to purchase Replacement Assets or enter into a binding agreement to do so; provided that such purchase is consummated or capital expenditure is completed no later than 60 days after the end of such 360-day period.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” Within 30 days after the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Subsidiary Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes purchased plus accrued and unpaid interest and additional interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

The Credit Agreement restricts the Company from purchasing any Notes, and also provides that certain asset sale events with respect to the Company would constitute a default under these agreements. Any future credit agreements or other agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance any borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such Indebtedness, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement and under such other agreements.

Limitation on Subordinated Indebtedness

The Company will not incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Company unless it is made expressly subordinate in right of payment to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness. No Subsidiary Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Subsidiary Guarantor unless it is made expressly subordinate in right of payment to its Subsidiary Guarantee to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor solely by reason of any Liens or Guarantees arising or created in respect of such other Indebtedness or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness that is subordinated in right of payment to the Notes, prior to) the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary or the Company to:

(1)	pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	sell, lease or otherwise transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under, by reason of or with respect to:

(1)	the Credit Agreement, Existing Indebtedness or any other agreements in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those in effect on the date of the Indenture;

(2)	the Indenture, the Notes and the Subsidiary Guarantees;

(3)	applicable law;

(4)	any Person, or the property or assets of such Person, acquired by the Company or any of its Restricted Subsidiaries, existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of such Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those in effect on the date of the acquisition;

(5)	in the case of clause (3) of the first paragraph of this covenant:

(a)	restricting in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(b)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, or

(c)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(6)	any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary;

(7)	Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; or

(8)	the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(a)	the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

(b)	the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company in good faith) and

(c)	the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(2)	the Company delivers to the Trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution of the Board of Directors of the Company and an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing or a comparable report, certification or recommendation by an executive compensation consulting firm of national standing, as applicable.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	transactions between or among the Company and/or its Restricted Subsidiaries;

(2)	payment of reasonable and customary directors’ fees and reasonable and customary indemnification and similar arrangements;

(3)	Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments”;

(4)	any sale of Capital Stock (other than Disqualified Stock) of the Company; and

(5)

transactions entered into under any agreement existing on the Issue Date (and disclosed in this prospectus or disclosed in or filed as an exhibit to the Company’s filings with the Commission pursuant to the Exchange Act through and including the Issue Date) and any amendments or modifications thereto or replacements or renewals thereof, so long as the Board of Directors of the Company, in good faith, shall have approved the terms of such amendment, modification, replacement or renewal and deemed such amendment, modification, replacement or renewal, taken as a whole, not to be materially more adverse to the interests of the Holders of the Notes than the terms of such agreement as in effect on the Issue Date.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary; provided that:

(1)	any Guarantee by the Company or any Restricted Subsidiary of the Company of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2)	the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of the Company of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3)	such Subsidiary does not own any Equity Interests of, or hold any Liens on any property of, the Company or any Restricted Subsidiary thereof;

(4)	the Subsidiary being so designated:

(a)	is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(b)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c)	has at least one director on its Board of Directors that is not a director or officer of the Company or any of its Restricted Subsidiaries or has at least one executive officer that is not a director or officer of the Company or any of its Restricted Subsidiaries; and

(5)	no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred as of such date under the Indenture, the Company shall be in default.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that:

(1)

such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(2)	all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3)	all Liens on any of the properties of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “—Certain Covenants—Liens”; and

(4)	no Default or Event of Default would be in existence following such designation.

Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1)	the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2)	the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(3)	the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Asset Sales.”

Limitation on Issuance and Sale of Equity Interests of Restricted Subsidiaries

The Company will not transfer, convey, sell, lease or otherwise dispose of, and will not permit any of its Restricted Subsidiaries to issue, transfer, convey, sell, lease or otherwise dispose of, any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company and, if necessary, shares of its Capital Stock constituting directors’ qualifying shares or issuances of shares of Capital Stock of foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except:

(1)	if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Restricted Payments” covenant if made on the date of such issuance or sale; and

(2)	the Company or such Restricted Subsidiary complies with the “Asset Sale” provisions of the Indenture.

Subsidiary Guarantees

If the Company acquires or creates a Domestic Subsidiary after the date of the Indenture, then that newly acquired or created Subsidiary will be a Restricted Subsidiary, and will become a Subsidiary Guarantor and execute a supplemental indenture and deliver to the Trustee an opinion of counsel to the effect that the supplemental indenture has been duly authorized, executed and delivered by such Domestic Subsidiary and constitutes a valid and binding obligation of such Domestic Subsidiary, enforceable against such Domestic Subsidiary in accordance with its terms (subject to customary exceptions); provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company, unless such Restricted Subsidiary is a Subsidiary Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Subsidiary Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of or pledge to secure such other Indebtedness. The form of the Subsidiary Guarantee will be attached as an exhibit to the Indenture.

The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

(1)	in connection with any sale or other disposition of (a) all of the Capital Stock of a Subsidiary Guarantor (including by consolidation, merger, issuance, liquidation, dissolution or otherwise) or (b) all or substantially all of the assets of such Subsidiary Guarantor, in each case, by the Company or any of its Subsidiaries to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale or other disposition complies with the “Asset Sale” provisions of the Indenture;

(2)	solely in the case of a Guarantee created pursuant to the second paragraph of this covenant, in connection with the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee pursuant to this covenant, except a discharge or release by, or as a result of, a payment under such Guarantee; or

(3)	if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(1)	either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company, as the case may be, under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2)	immediately after giving effect to such transaction no Default or Event of Default exists;

(3)	immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(4)	each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this “Merger, Consolidation or Sale of Assets” covenant, shall have by amendment to its Subsidiary Guarantee confirmed that its Subsidiary Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Notes and the Indenture.

A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Company or another Subsidiary Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Subsidiary Guarantor under the Indenture, its Subsidiary Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b)	such sale or other disposition complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom.

In addition, neither the Company nor any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clause (3) of the first paragraph of this “Merger, Consolidation or Sale of Assets” covenant will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company with substantially the same format and level of detail as is required by Rule 3-10 of Regulation S-X, promulgated pursuant to the Securities Act (as such Regulation may be amended), with respect to the Company and the Subsidiary Guarantors separate from the Company’s Subsidiaries that are not Subsidiary Guarantors.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest (including any additional interest) on the Notes;

(2)	default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3)	failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase upon a Change of Control,” “—Certain Covenants—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)	failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in the Indenture;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness at final maturity thereof; or

(b)	results in the acceleration of such Indebtedness prior to its final maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a similar default aggregates $10.0 million or more;

(6)	failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	except as permitted by the Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid, or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(8)	certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company (or any Subsidiaries that together would constitute a Significant Subsidiary).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary of the Company (or any Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the respective Event of Default.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or additional interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, additional interest or premium on, or the principal of, the Notes. The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1)	the Holder gives the Trustee written notice of a continuing Event of Default;

(2)	the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or additional interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in the second paragraph under “—Optional Redemption” shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The Company is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1)	the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on such Notes when such payments are due from the trust referred to below;

(2)	the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium and additional interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)

in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal

Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)	the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of the Company or any Subsidiary Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or any applicable state bankruptcy, insolvency, reorganization or similar state law affecting creditors and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(7)	the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(8)	if the Notes are to be redeemed prior to their stated maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(9)	the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any Note payable in money other than U.S. dollars;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or additional interest, if any, on the Notes;

(7)	release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8)	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Subsidiary Guarantees;

(9)	amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the “—Asset Sales” covenant or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the provisions under the caption “Repurchase upon a Change of Control” covenant, including, in each case, amending, changing or modifying any definition relating thereto;

(10)	except as otherwise permitted under the “Merger, Consolidation or Sale of Assets” covenant, consent to the assignment or transfer by the Company or any Subsidiary Guarantor of any of their rights or obligations under the Indenture;

(11)	amend or modify any of the provisions of the Indenture or the related definitions affecting ranking of the Notes or any Note Guarantee in any manner adverse to the holders of the Notes or any Note Guarantee; or

(12)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the assumption of the Company’s or any Subsidiary Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s assets;

(4)	to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder; provided that the Company provides the Trustee an opinion of the external counsel of the Company stating that such change does not materially adversely affect the rights of any Holder of the Notes; provided further that such counsel must be a law firm of national standing;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)	to comply with the provision described under “Subsidiary Guarantees”; or

(7)	to evidence and provide for the acceptance of appointment by a successor Trustee.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)	either:

(a)	all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b)	all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(3)	the Company has paid or caused to be paid all sums payable by it under the Indenture; and

(4)	the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Company or any Subsidiary Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

The existing notes were, and any exchange notes issued in exchange for existing notes tendered pursuant to DTC’s ATOP procedures will be, issued in the form of one or more fully registered global certificates (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

•	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

•	DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

•	the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

•	there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes that are held by qualified institutional buyers are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase upon a Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1)	any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

(2)	a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)	the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business of the Company and its Restricted Subsidiaries;

(5)	any exchange of property or assets of the Company or any Restricted Subsidiary of the Company for property or assets of a third party that are to be used in a Permitted Business; provided that the sum of the fair market value of the property or assets plus any cash consideration received by the Company or its Restricted Subsidiaries in such exchange is not less than the aggregate fair market value of any property or assets surrendered; provided further that (i) the fair market value of the property or assets exchanged or received by the Company or any such Restricted Subsidiary shall be determined by (a) the Chief Executive Officer of the Company, where such value is less than $5.0 million and (b) the Board of Directors of the Company (on the basis of an opinion or appraisal of an independent accounting, appraisal or investment banking firm of national standing) and evidenced by a Board Resolution of the Board of Directors of the Company, where such value is $5.0 million or more;

(6)	the sale or other disposition of Cash Equivalents;

(7)	a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(8)	any sale or disposition of any property or equipment (including, without limitation, any restaurant property) that has become damaged, worn out, obsolete or otherwise unusable or unsuitable for use by the Company or its Restricted Subsidiaries in connection with the conduct of their business, as determined by the Company’s Chief Executive Officer;

(9)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; and

(10)	any sale or disposition deemed to occur in connection with creating or granting or, for the purposes solely of the first paragraph of the covenant described above under the caption “—Certain Covenants—Asset Sales,” the realization upon a Permitted Lien.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof;

(3)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 360 days from the date of acquisition;

(3)	certificates of deposit and time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million and outstanding debt which is rated “A-3” or “A-” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(4)	repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having a rating of “P-1” or better from Moody’s Investors Service, Inc. or “A-1” or better from Standard & Poor’s Rating Services and in each case maturing within six months after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holder, becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company;

(4)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holder, becomes, directly or indirectly, the beneficial owner (as defined above) of 50% or more of the voting power of all classes of Voting Stock of the Company.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the sum, without duplication, of the Consolidated Net Income of such Person for such period, plus:

(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	Fixed Charges to the extent deducted in computing such Consolidated Net Income; plus

(3)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding any such non-cash expense or charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; minus

(4)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges and the depreciation and amortization and other non-cash expenses or charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount of Consolidated Net Income of such Restricted Subsidiary would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

(2)	the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3)	the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4)	the cumulative effect of a change in accounting principles shall be excluded; and

(5)	the Net Income or loss of any Unrestricted Subsidiary shall be excluded, unless (in the case of Net Income) such Net Income is distributed to the specified Person or one of its Subsidiaries.

“Consolidated Net Tangible Assets” means, with respect to any specified Person, as of any date, all amounts that would be shown as assets on a consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP, less the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the date of the Indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreement” means that certain Credit Agreement, dated on or about December 28, 2004, by and among the Company, Wachovia Bank, N.A., as Administrative Agent and Wachovia Capital Markets, LLC, Banc of America Securities LLC and Deutsche Bank Securities Inc. as joint arrangers and joint book-running managers, and the other agents and lenders named therein, including any related letters of credit, notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) from time to time by one or more credit facilities, in which case, the credit agreements or similar agreements together with all other documents and instruments related shall constitute the “Credit Agreement,” whether with the same or new agents and lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP shall be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and

(4)	consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements or by agreements to keep-well, to purchase assets, goods, securities, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

(2)	commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices; and

(3)	foreign exchange contracts, currency swap agreements and other agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates.

“incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an incurrence of Indebtedness.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations and Attributable Debt;

(5)	representing the balance deferred and unpaid of the purchase price of any property which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except any such balance that constitutes an accrued expense or trade payable;

(6)	representing Hedging Obligations, other than Hedging Obligations that are incurred for the purpose of protecting the Company or its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(7)	representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock, whose determination shall be conclusive if evidenced by a Board Resolution.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that the obligation to repay money borrowed and set aside at the time of the incurrence of any Indebtedness in order to pre-fund the payment of the interest on such Indebtedness shall be deemed not to be “Indebtedness” so long as such money is held to secure the payment of such interest.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees or other arrangements, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, travel and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Wholly Owned Restricted Subsidiary of the Company and a Subsidiary Guarantor, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Issue Date” means the date of original issuance of the Notes and the date the of the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain, loss or non-cash charge or expense, together with any related provision for taxes on such gain or tax benefit for such loss or non-cash charge or expense, realized or recorded, as applicable, in connection with: (a) any asset sale outside the ordinary course of business; (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries or (c) any asset impairment or writedown required to be made in accordance with GAAP; and

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or tax benefit for such loss.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, title and recording expenses, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means any business conducted or proposed to be conducted (as described in or contemplated by the prospectus) by the Company and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related, ancillary, incidental or complementary thereto.

“Permitted Holder” means Tilman J. Fertitta and his estate, spouse and lineal descendants, and the legal representatives of any of the foregoing, and the trustees of any bona fide trusts of which any of the foregoing are the sole beneficiaries and grantors, or any corporation, limited partnership, limited liability company or similar entity, all of the Voting Stock of which is owned by any of the foregoing.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Certain Covenants—Asset Sales”;

(5)	Investments acquired solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)	Hedging Obligations that are incurred for the purpose of protecting the Company or its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7)	advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8)	commission, payroll, travel and similar advances to officers and employees of the Company or any of its Restricted Subsidiaries made consistent with past practices;

(9)	Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(10)	stock, obligations or securities received in satisfaction of judgments;

(11)	Investments in shares of Common Stock of other Persons engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date of the Indenture, not to exceed 2.5% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as of the most recent quarter-end balance sheet date as determined, at the time of each such Investment, on the basis of the most recently available quarterly consolidated financial statements of the Company; provided that the Common Stock of such Person is, at the time of such Investment, listed on a U.S. national securities exchange or quoted on the National Nasdaq Market;

(12)	Investments in any Person (including, without limitation, the repurchase of Equity Interests of the Company) made after the Issue Date from the proceeds of the offering of the Notes and borrowings under the Credit Agreement, as provided in this Prospectus under the section entitled “Use of Proceeds,” in an aggregate amount (measured on the date such Investments were made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the date of the Indenture not to exceed $300.0 million; provided that with respect to any Investment made pursuant to this clause (12) since the date of the Indenture that is sold or otherwise liquidated for cash received by the Company and/or its Restricted Subsidiaries, the amount available for Investments pursuant to this clause (12) shall be deemed increased by an amount equal to the lesser of (a) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (b) the initial amount of such Investment; and

(13)	other Investments in any Person (other than any of the Company’s Restricted Subsidiaries), including, without limitation, the repurchase of Equity Interests of the Company, having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the date of the Indenture, not to exceed $100.0 million; provided that with respect to any Investment made pursuant to this clause (13) since the date of the Indenture that is sold or otherwise liquidated for cash received by the Company and/or its Restricted Subsidiaries, the amount available for Investments pursuant to this clause (13) shall be deemed increased by an amount equal to the lesser of (a) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (b) the initial amount of such Investment.

“Permitted Liens” means:

(1)	Liens on the assets of the Company and any Subsidiary Guarantor securing Indebtedness incurred under clauses (1) and (8) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2)	Liens securing the Notes and the Subsidiary Guarantees;

(3)	Liens in favor of the Company or any Restricted Subsidiary;

(4)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(5)	Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(6)	Liens existing on the date of the Indenture;

(7)	Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding;

(8)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(9)	statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(10)	Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any of its Restricted Subsidiaries (a) that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(11)	Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(12)	Lien, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(13)	survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries;

(14)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(15)	Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(16)	Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(17)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense;

(18)	Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(19)	Liens of franchisors in the ordinary course of business not securing Indebtedness;

(20)	Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP; and

(21)	Liens on property or assets securing Indebtedness incurred to defease Indebtedness under the Notes; provided that such Indebtedness was not incurred in violation of the Indenture.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is pari passu or subordinated in right of payment to the Notes; and

(5)	such Indebtedness is incurred either by (a) the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Public Equity Offering” means an offer and sale of common stock (other than Disqualified Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“Replacement Assets” means (1) non-current tangible assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Wholly Owned Restricted Subsidiary and a Guarantor.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“sale and leaseback transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien upon any asset of the Company or any of its Restricted Subsidiaries.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act; provided that for purposes of clauses (7) and (8) of “Events of Default” all references to “10%” in the definition of “significant subsidiary” in Article 1 of Regulation S-X of the Securities Act shall be deemed references to “5%.”

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by any Subsidiary Guarantor of the Company’s payment obligations under the Notes on a senior basis.

“Subsidiary Guarantors” means:

(1)	each direct or indirect Domestic Subsidiary of the Company; and

(2)	any other Subsidiary that executes a Guarantee of the Notes in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Guarantees and the Indenture in accordance with the terms of the Indenture.

“Unrestricted Subsidiary” means:

(1)	Island Hospitality, Inc., Island Entertainment, Inc., LCHLN, Inc. and LGE, Inc., unless and until such Subsidiary ceases to be a Subsidiary of the Company or is designated as a Restricted Subsidiary pursuant to the terms of the Indenture;

(2)	any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries”; and

(3)	any Subsidiary of any Subsidiary in the foregoing clauses.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

REGISTRATION RIGHTS AGREEMENT

We and the subsidiary guarantors entered into a registration rights agreement with the original holders of the existing notes. The following description is a summary of the material provisions of the registration rights agreement. It does not restate the registration rights agreement in its entirety. Since this description is only a summary, you should refer to registration rights agreement for a complete description of our obligations and your rights. A copy of the registration rights agreement has been filed with the SEC.

Pursuant to the registration rights agreement, we and the subsidiary guarantors have agreed, for the benefit of the holders of notes, at our cost, to use our reasonable best efforts to cause the exchange offer to be consummated by July 26, 2005. In the event that:

(a)	we are not permitted to consummate the exchange offer due to a change in law or SEC policy;

(b)	for any reason, we do not consummate the exchange offer by July 26, 2005;

(c)	any holder notifies us on or prior to the 30th day following the consummation of the exchange offer that:

•	such holder is not permitted under law or SEC policy to participate in the exchange offer;

•	such holder would not receive freely-tradable exchange notes;

•	such holder is a broker-dealer that is exchanging existing notes acquired for its own account as a result of market-making or other trading activities and such holder cannot publicly resell exchange notes without delivering a prospectus, and this prospectus is not appropriate or available for resales by that holder; or

•	such holder is a broker-dealer and holds notes that it has not exchanged and that it acquired directly from us or one of our affiliates; or

(d)	the original holders of the existing notes so request on or prior to the 30th day following the consummation of the exchange offer (with respect to notes that have not been resold and that it acquired directly from us or one of our affiliates), then, in addition to or in lieu of conducting the exchange offer, we will be required to file a shelf registration statement with the SEC to cover resales of the existing notes or the exchange notes, as the case may be. In that case, we will use our reasonable best efforts (a) to file the shelf registration statement by the 30th day after we become obligated to make the filing, (b) to cause the shelf registration statement to become effective within 60 days after such filing, and (c) to maintain the effectiveness of the shelf registration statement until the earlier of such date when all the existing notes or exchange notes, as the case may be, can be resold without limitation under Rule 144 of the Securities Act or the date when all of the notes or exchange notes, as the case may be, are registered under such shelf registration statement and resold pursuant to it.

We will pay additional interest to all holders of existing notes if we do not consummate the exchange offer by July 26, 2005. In addition, we will pay additional interest to the holders listed in clauses (c) and (d) of the preceding paragraph that exercised such rights if one of the following “registration defaults” occurs:

•	the shelf registration statement is not filed within 30 days after we become obligated to file such registration statement or is not effective within 60 days after it has been filed; or

•	the exchange offer registration statement or the shelf registration statement is declared effective, but thereafter, subject to certain exceptions, ceases to be effective or usable during the periods it is required to be kept effective in connection with the exchange offer or resales of any notes.

Additional interest will accrue on the notes entitled to such interest at a rate of 0.5% per annum for 90 days following the occurrence of any of these registration defaults and will increase to 1.0% per annum if such registration default continues for more than 90 days. The maximum amount of additional interest that may accrue is 1.0% per annum for all registration defaults. Following the cure of a registration default, the accrual of additional interest with respect to such registration default will cease and upon the cure of all registration defaults the accrual of all additional interest will cease. Such additional interest, if any, will be paid to holders when regular interest payments are made on the notes. When we have cured all of the registration defaults, the interest rate on the notes will revert immediately to the original level.

If we become obligated to file a shelf registration statement, holders of existing notes and/or the exchange notes must also deliver certain information that is required for a shelf registration statement and provide comments on the shelf registration statement within the time periods specified in the registration rights agreement in order to have their existing notes and/or exchange notes included in the shelf registration statement and to receive the additional interest described above.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain U.S. federal income tax considerations relating to the receipt pursuant to the exchange offer, ownership and disposition of the exchange notes. The following discussion assumes that the exchange notes will be treated as indebtedness for U.S. federal income tax purposes. This summary is based on existing legal authorities, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations and judicial decisions and administrative interpretations as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the U.S. Internal Revenue Service (“IRS”) will not challenge one or more of the tax results described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences described below. This summary applies only to holders of the exchange notes who acquire the exchange notes pursuant to the exchange offer and hold the exchange notes as “capital assets.” This discussion does not purport to address all tax considerations that may be important to a particular holder in light of the holder’s individual circumstances, such as the alternative minimum tax provisions of the Code, or to certain categories of investors that may be subject to special rules, such as certain financial institutions, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations, dealers in securities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, persons who hold exchange notes as part of a hedge, conversion or constructive sale transaction, straddle or other risk reduction transaction or certain former citizens or residents of the United States. Finally, this summary does not describe any tax considerations arising under the laws of any applicable foreign, state or local jurisdiction.

Investors exchanging existing notes for exchange notes should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situation and the consequences of federal estate or gift tax laws, foreign, state or local laws and tax treaties.

Taxation of U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to U.S. Holders. As used herein, “U.S. Holders” are beneficial owners of the exchange notes, that are, for U.S. federal income tax purposes:

•	individuals who are citizens or residents of the United States;

•	corporations or other entities taxable as corporations created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

•	estates, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	trusts if (a) (1) a court within the United States is able to exercise primary supervision over the administration of the trust and (2) one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) a valid election to be treated as a U.S. person is in effect with respect to such trust and certain other conditions are satisfied.

If a partnership or other entity taxable as a partnership for U.S. federal income tax purposes holds exchange notes, the tax treatment of a partner in the partnership or such other entity will generally depend upon the status of the partner and the activities of the partnership or other such entity. If you are a partner of a partnership or other entity taxable as a partnership for U.S. federal income tax purposes holding the exchange notes, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of the exchange notes.

Certain U.S. federal income tax consequences relevant to a non-U.S. Holder are discussed separately below.

Exchange. The receipt of exchange notes pursuant to the exchange offer will not be treated as an exchange or otherwise as a taxable event to U.S. Holders. Consequently, (a) a U.S. Holder should not recognize a taxable gain or loss as a result of exchanging such holder’s existing notes for exchange notes; (b) the holding period of the exchange notes will include the holding period of the existing notes; and (c) the adjusted tax basis of exchange notes will be the same as the adjusted tax basis of the existing notes exchanged for such exchange notes immediately before the exchange.

Taxation of Interest on Exchange Notes. U.S. Holders will be required to recognize as ordinary income any interest paid or accrued on the exchange notes, in accordance with their regular method of accounting for U.S. federal income tax purposes. In certain circumstances (see “Description of the Exchange Notes—Repurchase at the Option of Holders” and “Description of the Exchange Notes—Events of Default and Remedies”), we may be obligated to pay amounts in excess of stated interest or principal on the exchange notes. According to Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a U.S. Holder recognizes if there was only a remote chance as of the date that the existing notes were issued that such payments would be made. We intend to take the position that there was only such remote chance; therefore, we do not intend to treat these potential payments as part of the yield to maturity of the exchange notes. Under this approach, if we make any additional payments, U.S. Holders will be required to recognize such amounts as ordinary income. Our determination that these contingencies are remote is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a U.S. Holder might be required to accrue income on its exchange notes in excess of stated interest, and to treat as ordinary income rather than capital gain any gain recognized on the taxable disposition of an exchange note before the resolution of the contingencies. U.S. Holders should consult their own tax advisors about the treatment of additional payments.

Disposition of Exchange Notes. A U.S. Holder will generally recognize capital gain or loss upon the sale, redemption, exchange, retirement or other disposition of an exchange note. The holder’s gain or loss will equal the difference between the proceeds received by the holder (excluding any proceeds that are attributable to accrued interest which will be recognized as ordinary interest income to the extent that the holder has not previously included the accrued interest in gross income) and the holder’s adjusted tax basis in the exchange note. The proceeds received by the holder will include the amount of any cash and the fair market value of any other property received for the exchange note. The holder’s tax basis in the exchange note will generally equal the amount the holder paid for the existing note exchanged for the exchange note. Such gain or loss will be long-term capital gain or loss if the holder held the exchange note for more than one year (taking into account the period during which any existing note exchanged for such exchange note was held). For non-corporate holders, certain preferential tax rates may apply to gain recognized as long-term capital gain. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting. In general, information reporting requirements will apply to payments to certain non-corporate U.S. Holders of principal and interest on an exchange note and the proceeds of the sale or other disposition of an exchange note. If you are a U.S. Holder, you may be subject to backup withholding at the backup withholding rate provided in the Code, which is currently 28%, when you receive interest with respect to the exchange notes, or when you receive proceeds upon the sale, exchange, redemption, retirement or other disposition of the exchange notes. In general, you can avoid this backup withholding by properly executing under penalties of perjury an IRS Form W-9 or substantially similar form that provides:

•	your correct taxpayer identification number;

•	a certification that (a) you are exempt from backup withholding, (b) you have not been notified by the IRS that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) you have been notified by the IRS that you are no longer subject to backup withholding; and

•	you are a U.S. person (including a U.S. resident alien).

If you do not provide your correct taxpayer identification number on the IRS Form W-9 or substantially similar form, you may be subject to penalties imposed by the IRS.

Backup withholding will not apply, however, with respect to payments made to certain holders, provided their exemptions from backup withholding are properly established.

Amounts withheld are generally not an additional tax and may be refunded or credited against your federal income tax liability, provided you timely furnish the required information to the IRS.

We will report to the U.S. Holders of exchange notes and to the IRS the amount of any “reportable payments” for each calendar year and the amount of tax withheld, if any, with respect to such payments.

Taxation of Non-U.S. Holders

The following discussion is limited to the U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of the exchange notes by a person that is neither a U.S. Holder as defined above nor a partnership for U.S. federal income tax purposes (a “non-U.S. Holder”). The rules governing the U.S. federal income taxation of a non-U.S. Holder of exchange notes are complex, and no attempt will be made herein to provide more than a summary of such rules. Special rules may apply to certain non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies.” Non-U.S. Holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the exchange notes, including any reporting requirements.

For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of an exchange note will be considered “U.S. trade or business income” if the income or gain is either (a) effectively connected with the conduct of a U.S. trade or business by a non-U.S. Holder or (b) attributable to a U.S. permanent establishment (or to a fixed base) of a non-U.S. Holder.

Exchange. The receipt of exchange notes pursuant to the exchange offer will not be treated as an exchange or otherwise as a taxable event to non-U.S. Holders. Consequently, (a) a non-U.S. Holder should not recognize a taxable gain or loss as a result of exchanging such holder’s existing notes for exchange notes; (b) the holding period of the exchange notes will include the holding period of the existing notes; and (c) the adjusted tax basis of exchange notes will be the same as the adjusted tax basis of the existing notes exchanged for such exchange notes immediately before the exchange.

Taxation of Interest on Exchange Notes. Generally, interest income of a non-U.S. Holder that is not effectively connected with a U.S. trade or business of the non-U.S. Holder is subject to a withholding tax at a rate of 30% (or a lower tax rate as specified in an applicable tax treaty). However, interest income earned on an exchange note held by a non-U.S. Holder will qualify for the “portfolio interest” exception, and therefore will not be subject to U.S. federal income tax or withholding tax, if:

•	the interest income is not U.S. trade or business income of the non-U.S. Holder;

•	the non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote;

•	the non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us through stock ownership;

•	the non-U.S. Holder is not a bank that acquired the exchange note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (a) the non-U.S. Holder certifies, under penalty of perjury, to us or our agent that it is not a U.S. person and such non-U.S. Holder provides its name, address and certain other information on a properly executed Form W-8 BEN (or an applicable substitute form), or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the exchange notes on behalf of the beneficial owner and provides a statement to us or our agent signed under the penalties of perjury in which the organization, bank or financial institution certifies that the form or an applicable substitute has been received by it from the non-U.S. Holder or from another financial institution entity on behalf of the non-U.S. Holder and furnishes us or our agent with a copy thereof.

If a non-U.S. Holder cannot satisfy the requirements for the portfolio interest exception as described above, the gross amount of payments of interest to such non-U.S. Holder that are not U.S. trade or business income will be subject to U.S. federal withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such withholding tax.

Interest income on the exchange notes that constitutes U.S. trade or business income will not be subject to U.S. federal withholding tax but generally will be taxed on a net income basis at regular U.S. tax rates, and if the non-U.S. Holder is a foreign corporation, such U.S. trade or business income, as adjusted for certain items, may be subject to the branch profits tax equal to 30%, or a lower rate provided by an applicable income tax treaty. In order to claim the benefit provided by a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, a non-U.S. Holder must generally provide either:

•	a properly executed Form W-8 BEN (or suitable substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty; or

•	a properly executed Form W-8 ECI (or suitable substitute form) stating that interest paid on the exchange note is not subject to withholding tax because it is effectively connected with a U.S. trade or business of the non-U.S. Holder.

Disposition of the Exchange Notes. Generally, a non-U.S. Holder will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, redemption or other disposition of an exchange note unless:

•	the gain is U.S. trade or business income; or

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition of the exchange note is made and certain other requirements are met.

A holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale or other disposition, except as otherwise required by an applicable tax treaty, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable tax treaty. A holder described in the second bullet point above will be subject to a 30% U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses, subject to certain limitations, even though the holder is not considered a resident of the United States.

Information Reporting and Backup Withholding. In general, information reporting will apply to payments of interest and principal on the exchange notes, and backup withholding at the rate specified in the Code will apply with respect to such payments unless the non-U.S. Holder appropriately certifies as to its non-U.S. status or otherwise establishes an exemption.

Generally, information reporting and backup withholding requirements will apply to the gross proceeds paid to a non-U.S. Holder on the disposition of the exchange notes by or through a U.S. office of a U.S. or foreign broker, unless the non-U.S. Holder provides the requisite certification or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also apply to payment of the proceeds of a disposition of an exchange note by or through a foreign office of a U.S. broker or foreign brokers with certain types of relationships to the U.S. unless the broker has documentary evidence in its files that the holder of the exchange notes is not a U.S. person and the broker has no actual knowledge, or reason to know, to the contrary, or the holder establishes an exemption. Neither information reporting nor backup withholding generally will apply to payment of the proceeds of a disposition of an exchange note by or through a foreign office of a foreign broker not subject to the preceding sentence.

Any amount withheld under the backup withholding rules may be credited against the non-U.S. Holder’s U.S. federal income tax liability, and any excess may be refundable if the proper information is timely provided to the IRS.

U.S. Federal Estate Tax. The U.S. federal estate tax will not apply to exchange notes owned by an individual who is not a citizen or resident of the United States at the time of his or her death provided that (a) the individual does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote and (b) interest on the exchange note would not have been, if received at the time of his or her death, effectively connected with the conduct of a U.S. trade or business by such holder.

The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of exchanging existing notes for, holding and disposing of our exchange notes, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. We have agreed that, during the period broker-dealers are required to deliver this prospectus, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for existing notes where such existing notes were acquired as a result of market-making or other trading activities.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be considered underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is un “underwriter” within the meaning of the Securities Act.

During the 180 day period following the completion of this exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the existing notes), other than dealers’ and brokers’ discounts, commissions and counsel fees and will indemnify the holders of the existing notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the exchange notes will be passed upon for us by our attorneys, Haynes and Boone, LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The financial statements as of December 31, 2004 and for the year then ended, included in this prospectus and registration statement, have been audited by Grant Thornton LLP, independent registered public accounting firm, as stated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

The consolidated financial statements at December 31, 2003, and for each of the two years in the period ended December 31, 2003, included in the prospectus and registration statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing in giving said reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Delaware Registrants

Section 145 of the General Corporation Law of the State of Delaware, pursuant to which Landry’s Restaurants, Inc., Landry’s Trademark, Inc., Landry’s G.P., Inc., LSRI Holdings, Inc., Landry’s Limited, Inc., LCH Acquisition, Inc., CHLN, Inc., Joe’s Crab Shack—Delaware, Inc., Landry’s Seafood House—Delaware, Inc., Ocean Blue Industries, Inc., Rainforest Trademark, Inc., Seafood Holding Supply, Inc., Summit Aircraft Services, Inc., Summit One Network, Inc., Summit Seafood Supply, Inc., and Summit Supply, Inc. (the “Delaware Registrants”) are incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers. The certificate of incorporation and/or the bylaws of each of the Delaware Registrants, other than Rainforest Trademark, Inc. and Ocean Blue Industries, Inc., provide for the indemnification of officers and directors to the extent permitted by Delaware law.

The certificate of incorporation of Landry’s Restaurants, Inc. further provides that the indemnification described therein is not exclusive, and shall not exclude any other rights to which those seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of our stockholders or disinterested directors, or otherwise, both as to action in his official capacity and to his action in another capacity while holding such office.

Landry’s Management L.P. is a limited partnership organized under the laws of the State of Delaware. Section 17-108 of the Delaware Limited Partnerships Act provides that a limited partnership shall have the power to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Article IX of the Limited Partnership Agreement of Landry’s Management L.P. provides that the partnership shall indemnify a partner, employee or agent of the partnership who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was acting within the scope of his official capacity. However, such indemnification is available only if the person acted in good faith and reasonably believed that his conduct was in the partnership’s best interest.

Alabama Registrant

Landry’s Seafood House—Alabama, Inc. is incorporated under the laws of the State of Alabama. Section 10-2B-8.51 of the Alabama Business Corporation Act provides that a corporation may indemnify an individual who is made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) the individual conducted himself or herself in good faith; and (2) the individual reasonably believed: (i) in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation’s best interest; and (ii) in all other cases, that the conduct was at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her. Indemnification is mandatory for an officer or director who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter, against reasonable expenses incurred in connection therewith. The indemnification provisions of the Alabama Business Corporation Act are not exclusive and are deemed to be in addition to any provisions which may be contained in a corporation’s articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise.

The bylaws of Landry’s Seafood House—Alabama, Inc. provide that the corporation shall indemnify any director or officer or former director or officer of the Corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. The bylaws further provide that the corporation shall also reimburse any such director or officer or former director or officer or any such person serving or formerly serving in the capacities set forth in the preceding sentence at the request of the corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of the corporation that such settlement be made, and that such person was not guilty of negligence or misconduct in performance of duty.

The bylaws also provide that the Board of Directors shall have, in its sole discretion, the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such. The indemnification provisions of Landry’s Seafood House—Alabama, Inc.’s bylaws are not exclusive and are in addition to any other rights to which the officers and directors may be entitled under any statute, rule of law, agreement or otherwise.

Arizona Registrant

Landry’s Seafood House—Arizona, Inc. is incorporated under the laws of the State of Arizona. Section 10-851 of the Arizona Revised Statutes provides that a corporation may indemnify directors or officers of the corporation who are made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer of the corporation only if that person acted in good faith and reasonably believed (a) in the case of conduct in the person’s official capacity with the corporation that the person’s conduct was in its best interest; and (b) in all other cases, the person’s conduct was at least not opposed to the corporation’s best interests. In the case of any criminal proceeding, the person must have had no reasonable cause to believe that the person’s conduct was unlawful. Indemnification shall not be provided in respect of: (i) any proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation, or (ii) any proceeding charging improper financial benefit to the person, whether or not involving action in the person’s official capacity for the corporation, in which the person was adjudged liable on the basis that financial benefit was improperly received by that person.

The indemnification provisions in the bylaws of Landry’s Seafood House—Arizona, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Arkansas Registrant

Landry’s Seafood House—Little Rock, Inc. is incorporated under the laws of the State of Arkansas. Section 4-27-850 of the Arkansas Business Corporation Act empowers Arkansas corporations to indemnify any former or current director or officer against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by him in connection with any action, suit or proceeding, if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding had no reasonable cause to believe his conduct was unlawful. Notwithstanding the preceding, no indemnification shall be made in connection with any action by or in the right of the corporation if such person is adjudged to be liable to the corporation, unless the court determines that despite that adjudication of liability such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

The indemnification provisions in the bylaws of Landry’s Seafood House—Little Rock, Inc. are identical to those of the of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

California Registrants

Joe’s Crab Shack—San Diego, Inc. and Landry’s Seafood House—Redondo Beach, Inc. are both incorporated under the laws of the State of California. Section 317 of the California Corporations Code provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The decision to indemnify a person could be made by a majority of the directors who are nor involved in the proceeding, or if such quorum is not obtainable, by approval from independent counsel in a written legal opinion, or by the court in which the proceeding is or was pending. Section 317 of the California Corporations Code also provides for certain number of votes in case of stockholder approval of indemnification and excludes the vote of the potentially indemnified person.

Section 317 of the California Corporations Code is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise.

The indemnification provisions in the bylaws of Joe’s Crab Shack—San Diego, Inc. and Landry’s Seafood House—Redondo Beach, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Colorado Registrants

Landry’s Downtown Aquarium, Inc. and Landry’s Seafood House—Colorado, Inc. are incorporated under the laws of the State of Colorado. Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act provide in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to a proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. Indemnity is not authorized for such persons (a) in connection with a proceeding by or in the right of the corporation, if such person is adjudged liable to the corporation, or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. The indemnitee is presumed to be entitled to indemnification and the corporation has the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually or reasonably incurred.

The Bylaws of Landry’s Downtown Aquarium, Inc. provide that the corporation shall indemnify its officers and directors to the extent permitted or required by the Colorado Business Corporation Act. The indemnification provisions in the of the bylaws of Landry’s Seafood House—Colorado, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Florida Registrants

Landry’s Seafood House—Florida, Inc., Captain Crab’s Take Away of 79th Street, Inc., Crab House, Inc., Cryo Realty Corp., and Marina Acquisition Corporation of Florida, Inc. are incorporated under the laws of the State of Florida. Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) provides that a corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless judicially approved. Section 607.0850 of the FBCA also provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding, claim, issue or matter referred to above, he shall be indemnified against expenses actually and reasonably incurred by him. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions above.

The Articles of Incorporation of Crab House, Inc., Captain Crab’s Take-Away of 79th Street, Inc. and Marina Acquisition Corporation of Florida, Inc. provide that the corporation shall indemnify any officer or director or any former officer or director to the full extent permitted by law. The indemnification provisions in the bylaws of Crab House, Inc., Captain Crab’s Take-Away of 79th Street, Inc., Marina Acquisition Corporation of Florida, Inc., and Landry’s Seafood House—Florida, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”. The bylaws of Cryo Realty Corp. provide that the corporation shall indemnify officers and directors to the fullest extent authorized or permitted by the FBCA.

Georgia Registrant

Landry’s Seafood House—Georgia, Inc. is incorporated under the laws of the State of Georgia. Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was an officer or director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (a) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (b) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Section 14-2-851 of the Georgia Business Corporation Code further provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. If the person seeking indemnification is not a director, he or she could be indemnified to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except liability arising out of conduct that constitutes: (a) appropriation, in violation of his or her duties, of any business opportunity of the corporation, (b) acts or omissions which involve intentional misconduct or a knowing violation of law; (c) vote or assent to unlawful distribution by the corporation; (d) receipt of improper personal benefit. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Georgia Business Corporation Code, a court shall order a corporation to indemnify or give an advance for expenses to an officer or director if such court determines such is entitled to indemnification or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth above or was adjudged liable in a proceeding referred to in subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code. Section 14-2-852 of the Georgia Business Corporation Code provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

The indemnification provisions in the bylaws of Landry’s Seafood House—Georgia, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Idaho Registrant

CHLN—Idaho., Inc. is incorporated under the laws of the State of Idaho. Sections 851-859 of Title 30, Chapter 1 of the Idaho Code provide that a corporation may indemnify any individual who is a party to a proceeding because he is a director, as long as such individual conducted himself in good faith and reasonably believed that his conduct in his official capacity was in the best interest of the corporation, or in all other cases, his conduct was not opposed to the best interests of the corporation, or (in the case of criminal proceedings) he had no reasonable cause to believe his conduct was unlawful. Unless ordered by a court, an Idaho corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred, if it is determined that the director has met the relevant standard of conduct as outlined in the preceding sentence, or in connection with a proceeding with respect to which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity. An Idaho corporation may indemnify an officer to the same extent as a director, and if the person seeking indemnification is an officer and not a director, he or she may be indemnified to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for (a) liability in connection with proceeding by or in the right of the corporation other than for reasonable expenses incurred in the proceeding, (b) liability arising out of conduct that constitutes improper receipt of financial benefit, intentional infliction of harm to the corporation or the shareholders, or intentional violation of criminal law.

Illinois Registrant

Landry’s Seafood House—Illinois, Inc. is incorporated under the laws of the State of Illinois. Section 8.75 of the Illinois Business Corporation Act of 1983 (the “IBCA”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than in an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, Section 8.75 of the IBCA provides that no indemnification shall be made with respect to any claim, issue or matter as to which this person shall have been adjudged to be liable to the corporation, unless, and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The IBCA also permits the purchase and maintenance of insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the IBCA.

The indemnification provisions in the bylaws of Landry’s Seafood House—Illinois, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Indiana Registrant

Landry’s Seafood House—Indiana, Inc. is incorporated under the laws of the State of Indiana. Chapter 37 of the Indiana Business Corporation Law allows a corporation to indemnify any person against reasonable expenses (including attorneys’ fees) and the obligation to pay a judgment, settlement, penalty or fine incurred with respect to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which such person is made a party because such person is or was a director, officer, employee or agent of the corporation if his or her conduct was in good faith and he or she reasonably believed that, if acting in the individual’s official capacity, the conduct was in the best interests of the corporation, and, in all other cases, the conduct was not opposed to the corporation’s best interests. In the case of any criminal proceeding, a corporation is empowered to indemnify a person if he or she had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under a corporation’s articles of incorporation or bylaws, resolution of the board of directors or of the shareholders, or otherwise. In addition, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. A corporation has the power to purchase and maintain insurance on behalf of any of the persons described above against any liability asserted against or incurred by such person in any of the capacities described above, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Indiana Business Corporation Law.

The indemnification provisions in the bylaws of Landry’s Seafood House—Indiana, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Iowa Registrant

LNY—Iowa, Inc. is incorporated under the laws of the State of Iowa. Section 490.851 of the Iowa Business Corporation Act provides that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual (a) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interest of the corporation, and (b) in all other cases, that the individual’s conduct was at least not opposed to the best interest of the corporation, and (c) in any criminal proceeding if such person had no reasonable cause to believe that his conduct was unlawful. Unless ordered by a court, an Iowa corporation shall not indemnify a director in either of the following circumstances: (a) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct described in the preceding sentence, (b) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received improper financial benefit, whether or not involving conduct in such director’s official capacity. An Iowa corporation may indemnify an officer to the same extent as a director, and if the person seeking indemnification is an officer and not a director, he or she may be indemnified to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for (a) liability in connection with proceeding by or in the right of the corporation other than for reasonable expenses incurred in the proceeding, (b) liability arising out of conduct that constitutes improper receipt of financial benefit, intentional infliction of harm to the corporation or the shareholders, or intentional violation of criminal law.

The bylaws of LNY-Iowa, Inc. provide that the corporation shall indemnify its officers, directors, employees and agents to the extent permitted by Iowa law.

Kentucky Registrants

Landry’s Seafood House—Kentucky, Inc. and Landry’s Seafood House—Bellevue, Inc. are incorporated under the laws of the State of Kentucky. Sections 271B.8-500 through 271B.8-580 of the Kentucky Revised Statutes (the “KRS”) govern indemnification of corporate directors and officers. Under the KRS, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (included attorneys’ fees) in connection with any threatened or pending suit or proceeding, whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another entity, if such director or officer acted in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation, the his conduct was in the corporation’s best interest, and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest, and, (c) in case of criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A Kentucky corporation may not indemnify a director in a suit by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The KRS provide that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

The indemnification provisions in the bylaws of Landry’s Seafood House—Kentucky, Inc. and Landry’s Seafood House—Bellevue, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Kansas Registrants

Rainforest Café, Inc.—Kansas and Landry’s Seafood House—Kansas, Inc. are incorporated under the laws of the State of Kansas. Section 17-6305 of the Kansas General Corporation Law provides that a Kansas corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Notwithstanding the preceding sentence, no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless otherwise determined by the court in which such proceeding is pending.

The indemnification provisions in the bylaws of Landry’s Seafood House—Kansas, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Louisiana Registrants

Landry’s Seafood House—Lafayette, Inc. and Landry’s Seafood House—New Orleans, Inc. are incorporated under the laws of the State of Louisiana. Section 227 of Title 12 of the Louisiana Revised Statutes permits Louisiana corporations to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that in case of actions by or in the right of the corporation, the indemnity is limited to expenses actually and reasonably incurred in connection with the defense or settlement of such action and no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged liable to the corporation for negligence or misconduct in the performance of his duties, unless otherwise determined by the court. The indemnification provided for in the Louisiana Revised Statutes is not deemed exclusive of any other rights to which the person seeking indemnification may be entitled under any bylaw, agreement, authorization of members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

The indemnification provisions in the bylaws of Landry’s Seafood House—Lafayette, Inc. and Landry’s Seafood House—New Orleans, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Maryland Registrants

CHLN—Maryland, Inc., Landry’s Seafood House—Maryland, Inc., and Rainforest Café, Inc.—Baltimore County are incorporated under the laws of the State of Maryland. Section 2-418 of the Maryland General Corporation Law permits indemnification of any officer or director made a party to any proceeding by reason of service as an officer or director unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may be against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by the director or officer in connection with the proceeding; but, if the proceeding is one by, or in the right of, the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. If the proceeding is one charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, indemnification of the director or officer is not permitted if the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. Under section 2-418 of the Maryland General Corporation Law, the corporation is required to indemnify a director for reasonable expenses incurred if such individual has been successful, on the merits or otherwise, in defense of any proceeding arising out of such individual’s official capacity. Indemnification under the provisions of Maryland law is not deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, bylaws, any resolution of stockholders or directors, any agreement or otherwise.

The indemnification provisions in the bylaws of Landry’s Seafood House—Maryland, Inc. are identical to those of the By-laws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Michigan Registrants

C.A. Muer Corporation and Landry’s Seafood House—Michigan, Inc. are incorporated under the laws of the State of Michigan. Section 450.1561 of the Michigan Business Corporation Act provides that a Michigan corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including an action by or in the right of the corporation to procure judgment in its favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation, indemnification may only be made for expenses, including attorney’s fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred. Section 450.1563 of the Michigan Business Corporation Act states that, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or other in defense of an action, suit, or proceeding, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys’ fee, incurred by him or her in connection with the action, suit or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this section. The Michigan Business Corporation Act allows Michigan corporations to purchase and maintain insurance on behalf of any of the persons described above, whether or not the corporation would have the power to indemnify such persons.

The bylaws of C.A. Muer Corporation provide that the corporation shall indemnify any person who is made (or threatened to be made) a party to a suit or proceeding based on the fact that he or she is or was a director, officer, employee, or agent of the corporation, to the extent permitted by the Michigan Business Corporation Act. The indemnification provisions in the bylaws of Landry’s Seafood House—Michigan, Inc. are identical to those of the of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Minnesota Registrants

Landry’s Seafood House—Minnesota, Inc. and Rainforest Café, Inc. are incorporated under the laws of the State of Minnesota. Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who is made or is threatened to be made a party to any proceeding by reason of the former or present capacity of such person against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and the requirements with respect to director conflicts of interest, if applicable, have been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person’s official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person’s official capacity for other affiliated organizations. “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation.

The bylaws of Rainforest Café, Inc. provide that the corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota, as now in effect or as the same may be modified. The indemnification provisions in the bylaws of Landry’s Seafood House—Minnesota, Inc. are identical to those of the By-laws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Mississippi Registrant

Landry’s Seafood House—Biloxi, Inc. is incorporated under the laws of the State of Mississippi. The Mississippi Business Corporation Act provides that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual (a) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interest of the corporation, and (b) in all other cases, that the individual’s conduct was at least not opposed to the best interest of the corporation, and (c) in any criminal proceeding if such person had no reasonable cause to believe that his conduct was unlawful. Unless ordered by a court, a Mississippi corporation shall not indemnify a director in either of the following circumstances: (a) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct described in the preceding sentence, (b) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received improper financial benefit, whether or not involving conduct in such director’s official capacity. A Mississippi corporation may indemnify an officer to the same extent as a director, and if the person seeking indemnification is an officer and not a director, he or she may be indemnified to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for (a) liability in connection with proceeding by or in the right of the corporation other than for reasonable expenses incurred in the proceeding, (b) liability arising out of conduct that constitutes improper receipt of financial benefit, intentional infliction of harm to the corporation or the shareholders, or intentional violation of criminal law.

The indemnification provisions in the bylaws of Landry’s Seafood House—Biloxi, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Missouri Registrant

Landry’s Seafood House—Missouri, Inc. is incorporated under the laws of the State of Missouri. Section 351.355 of the General and Business Corporation Law of Missouri (the “MGBCL”) provides that a corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer, employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under the MGBCL, a Missouri corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation for negligence or misconduct. Under the MGBCL, except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit or proceeding. Under the MGBCL, a Missouri corporation shall have the power to give any further indemnity to any director or officer or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this law.

The indemnification provisions in the bylaws of Landry’s Seafood House—Missouri, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Nevada Registrants

FSI Devco, Inc., Landry’s Seafood House—Nevada, Inc. and Nevada Aquarium, Inc. are incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify directors or officers who were, are, or are threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative, by reason of the person’s being or having been an officer or director of the corporation or serving in certain capacities at the request of the corporation. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The Articles of Incorporation and the By-laws of FSI Devco, Inc. provide that the corporation shall indemnify any officer or director to the fullest extent permitted by Nevada law. The indemnification provisions in the bylaws of Landry’s Seafood House—Nevada, Inc. and Nevada Aquarium, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

New Jersey Registrant

Landry’s Seafood House—New Jersey, Inc. is incorporated under the laws of the State of New Jersey. Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act (“NJBCA”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise, against reasonable costs (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful. In connection with any proceeding by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The indemnification provisions in the bylaws of Landry’s Seafood House—New Jersey, Inc. are identical to those of the of the By-laws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

New Mexico Registrant

Landry’s Seafood House—New Mexico, Inc. is incorporated under the laws of the State of New Mexico. Section 53-11-4.1 of the New Mexico Business Corporation Act empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, if the person acted in good faith and (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the best interest of the corporation, and (b) in all other cases, the person’s conduct was at least not opposed to the corporation’s best interest, and (c) with respect to a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful. Such section empowers a corporation to maintain insurance or furnish similar protection on behalf of any officer of director against any liability asserted against the person in such capacity whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above. The indemnification provisions described above are not exclusive of any other rights to which an officer of director may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

The indemnification provisions in the bylaws of Landry’s Seafood House—New Mexico, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

North Carolina Registrants

Landry’s Seafood House—North Carolina, Inc. and CryoTech Industries of North Carolina, Inc. are incorporated under the laws of the State of North Carolina. Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his or her defense of a proceeding to which he or she is a party because of his or her status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify an officer or director if it is determined that such person conducted himself in good faith and reasonably believed in the case of conduct in his official capacity that his conduct was in the corporation’s best interest and in all other cases his conduct was at least not opposed to the corporation’s best interest, or in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. When a director or officer of a North Carolina corporation is adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation, or is adjudged liable on the basis that personal benefit was improperly received by him or her, the corporation may not indemnify him or her. A director or officer of a North Carolina corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

The indemnification provisions in the bylaws of Landry’s Seafood House—North Carolina, Inc. and CryoTech Industries of North Carolina, Inc. are identical to those of the By-laws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Ohio Registrant

Landry’s Seafood House—Ohio, Inc. is incorporated under the laws of the State of Ohio. Section 1701.13(E)(1) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses and liability reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that this conduct was unlawful. In connection with any threatened, pending, or completed proceeding, by or in the right of the corporation to procure a judgment in its favor, no indemnification shall be made (subject to certain exceptions) if: (a) such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless and only to the extent that the court in which the proceeding was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper; or (b) the only liability asserted against a director in a proceeding is for the director voting for or assenting to the following: the payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation’s own shares in violation of Ohio law or the corporation’s articles of incorporation; a distribution of assets to shareholders during the winding up of the affairs of the corporation, or on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment; or the making of a loan, other than in the usual course of business, to an officer, director or shareholder of the corporation other than in the case of at the time of the making of the loan, a majority of the disinterested directors of the corporation voted for the loan and taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation.

The indemnification provisions in the bylaws of Landry’s Seafood House—Ohio, Inc. are identical to those of the By-laws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Oklahoma Registrant

Landry’s Seafood House—Oklahoma, Inc. is incorporated under the laws of the State of Oklahoma. Section 1031 of the Oklahoma General Corporation Act provides for indemnification of officers and directors against (a) expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of the corporation, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, other than an action by or in the right of the corporation. To be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful. In connection with the defense or settlement of any action or suit by or in the right of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

The indemnification provisions in the bylaws of Landry’s Seafood House—Oklahoma, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Pennsylvania Registrant

Landry’s Seafood House—Pennsylvania, Inc. is incorporated under the laws of the State of Pennsylvania. Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law, a corporation has the power to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. This power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification will have been adjudged to be liable to the corporation unless and to the extent that a court determines the person to be fairly and reasonably entitled to indemnity. A Pennsylvania corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the Pennsylvania Business Corporation Law provides that the foregoing indemnification provisions are not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The indemnification provisions in the bylaws of Landry’s Seafood House—Pennsylvania, Inc. are identical to those of the By-laws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

South Carolina Registrant

Landry’s Seafood House—South Carolina, Inc. is incorporated under the laws of the State of South Carolina. Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, provides for indemnification of officers and directors of South Carolina corporations in certain instances in connection with legal proceedings involving any such persons because of being or having been an officer or director. A South Carolina corporation may indemnify a past or present director against liability incurred in a proceeding if (a) the director acted in good faith, (b) the director reasonably believed (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation’s best interest, and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interest, and (c) in the case of any criminal proceedings, the director had no reasonable cause to believe his or her conduct was unlawful. Permitted indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceedings. South Carolina law requires a corporation to indemnify an officer or director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the officer or director is a party (in such capacity) against reasonable expenses incurred by the director in connection with such proceeding. However, South Carolina law prohibits corporations to indemnify an officer or directors (a) in connection with a proceeding by or in the right of the corporation in which the officer or director is adjudged liable to the corporation, or (b) in connection with any other proceeding charging improper personal benefit to the officer or director, whether or not involving action in such person’s official capacity, in which the officer or director is adjudged liable on the basis that personal benefit was improperly received by the officer or director. In addition, a corporation may indemnify and advance expenses to an officer who is not a director to the extent, consistent with public policy, provided by the corporation’s articles of incorporation, the corporation’s bylaws, general or specific action of the board of directors, or contract. South Carolina law also permits a corporation to maintain directors and officers liability insurance.

The indemnification provisions in the bylaws of Landry’s Seafood House—South Carolina, Inc. are identical to those of the By-laws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrants”.

Texas Registrants

The following registrants are organized or incorporated under the laws of the State of Texas: FSI Restaurant Development Limited; WSI Fish Limited; Crab Addison, Inc.; Hospitality Headquarters, Inc.; Houston Aquarium, Inc.; Inn at the Ballpark Catering, Inc.; Landry’s Crab Shack, Inc.; Landry’s Development, Inc.; Landry’s Pesce, Inc.; Landry’s Seafood and Steakhouse—Corpus Christi, Inc.; Landry;s Seafood House— Addison, Inc.; Landry’s Seafood House—Arlington, Inc.; Landry’s Seafood House—Austin, Inc.; Landry’s Seafood House—San Luis, Inc.; Landry’s Seafood Inn & Oyster Bar—Galveston, Inc.; Landry’s Seafood Inn & Oyster Bar—Kemah, Inc.; Landry’s Seafood Inn & Oyster Bar—San Antonio, Inc.; Landry’s Seafood Inn & Oyster Bar—Sugar Creek, Inc.; Landry’s Seafood Kemah, Inc.; Rainforest Café, Inc.—Cha Cha; Saltgrass, Inc.; West End Seafood, Inc.; Willie G’s Galveston, Inc.; Willie G’s Post Oak, Inc.

Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with or in defending any action, suit or proceeding in which he was, is, or is threatened to be made a named defendant by reason of his position as director or officer, provided that (1) he conducted himself in good faith; and (2) he reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation’s best interests; and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests, and (3) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

Section 11.02 of the Texas Revised Limited Partnership Act provides that a limited partnership may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person was is or was a general partner of a limited partnership, and it is determined that the person (i) acted in good faith, and (ii) reasonably believed, in cases regarding the person’s conduct in the official capacity of general partner, that such conduct was in the best interest of the partnership, and in all other cases, that the person’s conduct was at least not opposed to the partnership’s best interests, and (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe that the conduct was unlawful. Pursuant to Section 11.17 of the Texas Revised Limited Partnership Act, a limited partnership may further indemnify and advance expenses to a limited partner, employee, agent, or person serving at the request of the limited partnership as a representative of another enterprise, if so provided by the partnership agreement.

Article 3.7 of the Agreement of Limited Partnership of FSI Restaurant Development Limited and Article 3.5 of the Agreement of Limited Partnership of WSI Fish Limited provide that the partnership may indemnify and advance expenses to the fullest extent permitted by the Texas Revised Limited Partnership Act, but such indemnification is only available for an act or omission done on a good faith belief that such act or omission is authorized by the partnership agreement after due consideration of the provisions of the agreement regarding such omission.

The bylaws of Crab Addison, Inc. and Saltgrass, Inc. generally provide that the corporation shall indemnify its officers, directors, employees and agents to the extent permitted by Texas law.

The By-laws of Rainforest Café, Inc.—Cha Cha provide that the corporation shall indemnify any director or officer of the corporation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorney’s fees) actually incurred by any such person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer of the corporation and shall advance to such person such reasonable expenses as are incurred by such person in connection therewith.

The indemnification provisions in the bylaws of: Hospitality Headquarters, Inc.; Houston Aquarium, Inc.; Inn at the Ballpark Catering, Inc.; Landry’s Crab Shack, Inc.; Landry’s Development, Inc.; Landry’s Pesce, Inc.; Landry’s Seafood and Steakhouse—Corpus Christi, Inc.; Landry;s Seafood House—Addison, Inc.; Landry’s Seafood House—Arlington, Inc.; Landry’s Seafood House—Austin, Inc.; Landry’s Seafood House—San Luis, Inc.; Landry’s Seafood Inn & Oyster Bar—Galveston, Inc.; Landry’s Seafood Inn & Oyster Bar—Kemah, Inc.; Landry’s Seafood Inn & Oyster Bar—San Antonio, Inc.; Landry’s Seafood Inn & Oyster Bar—Sugar Creek, Inc.; Landry’s Seafood Kemah, Inc.; West End Seafood, Inc.; Willie G’s Galveston, Inc.; and Willie G’s Post Oak, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Tennessee Registrant

Landry’s Seafood House—Memphis, Inc. is incorporated under the laws of the State of Tennessee. Section 48-18-502 of the Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The Tennessee Business Corporation Act provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director did not meet the requirements for indemnification described above.

The indemnification provisions in the bylaws of Landry’s Seafood House—Memphis, Inc. are identical to those of the By-laws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Utah Registrant

Landry’s Seafood House—Utah, Inc. is incorporated under the laws of the State of Utah. Section 16-10a-902 of the Utah Revised Business Corporation Act provides for indemnification of any individual who is made a party to a proceeding because he is or was an officer or director, against liability incurred in the proceeding if: (a) his conduct was in good faith; and (b) he reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A Utah corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. A Utah corporation is required to indemnify an officer or director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was an officer or director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful. A Utah corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

The indemnification provisions in the bylaws of Landry’s Seafood House—Utah, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Virginia Registrants

Landry’s Seafood House—Hampton, Inc., Landry’s Seafood House—Norfolk Virginia, Inc., and Landry’s Seafood House—Virginia, Inc. are incorporated under the laws of the State of Virginia. Section 13.1-697 of the Virginia Code provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he conducted himself in good faith and he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, in all other cases, that his conduct was at least not opposed to its best interests, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the Virginia Code a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by a corporation’s articles of incorporation, the Virginia Code states that a corporation shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The incorporation provisions in the bylaws of Landry’s Seafood House—Hampton, Inc., Landry’s Seafood House—Norfolk Virginia, Inc., and Landry’s Seafood House—Virginia, Inc. are identical to those of the bylaws of Landry’s Seafood House—Alabama, Inc., described above under “Alabama Registrant”.

Item 21.	Exhibits.

Exhibit Number	Description
(4)	Instruments defining the rights of security holders, including indentures

4.1	Indenture, dated December 28, 2004, among the Company, the Guarantors and Wachovia Securities, National Association, as trustee (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 4, 2005).

4.2	Registration Rights Agreement, dated December 28, 2004, among the Company, the Guarantors, and the initial purchasers party thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 4, 2005).

(5)	Opinion Regarding Legality

5.1	—Opinion of Haynes and Boone, LLP

(12)	Statement regarding computation of ratios

12.1	Computation of ratio of earnings to fixed charges

(23)	Consents of Experts and Counsel

Exhibit Number	Description

23.1	—Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
23.2	—Consent of Grant Thornton LLP
23.3	—Consent of Ernst & Young LLP

(24)	Power of Attorney

24.1	—Powers of Attorney (included on the signature page of this Registration Statement)

(25)	Statement of Eligibility of Trustee

25.1	—Statement of Eligibility and Qualification on Form T-1 of Trustee

(99)	Additional Exhibits

99.1	—Form of Letter of Transmittal
99.2	—Form of Notice of Guaranteed Delivery

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) Each of the undersigned registrants hereby undertakes:

(A)	To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(B)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) Each of the undersigned registrants hereby undertakes to respond to request for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

(d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Houston, state of Texas, on April 13, 2005.

LANDRY’S RESTAURANTS, INC.

By:	/S/ TILMAN J. FERTITTA
Tilman J. Fertitta, Chairman of the Board of Directors, President and Chief Executive Officer

Each of the undersigned constitutes and appoints Tilman J. Fertitta, and Steven L. Scheinthal, and each of them (with full power to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 13, 2005.

Signature	Title

/S/ TILMAN J. FERTITTA Tilman J. Fertitta	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/S/ RICK LIEM Rick Liem	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ STEVEN L. SCHEINTHAL Steven L. Scheinthal	Director, Executive Vice President, General Counsel and Secretary

/S/ MICHAEL S. CHADWICK Michael S. Chadwick	Director

/S/ MICHAEL RICHMOND Michael Richmond	Director

/S/ JOE MAX TAYLOR Joe Max Taylor	Director

/S/ KENNETH BRIMMER Kenneth Brimmer	Director

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Houston, state of Texas, on April 13, 2005.

LANDRY’S G.P., INC.

By:	/S/ TILMAN J. FERTITTA
Tilman J. Fertitta
President

Each of the undersigned constitutes and appoints Tilman J. Fertitta his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 13, 2005.

Signature	Title

/S/ TILMAN J. FERTITTA Tilman J. Fertitta	Sole Director and President (Principal Executive Officer)

/S/ RICK LIEM Rick Liem	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Houston, state of Texas, on April 13, 2005.

LANDRY’S MANAGEMENT, L.P. By: Its General Partner LANDRY’S G.P., INC., a Delaware corporation

By:	/S/ TILMAN J. FERTITTA
Tilman J. Fertitta
President

Each of the undersigned constitutes and appoints Tilman J. Fertitta his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 13, 2005.

Signature	Title

/S/ TILMAN J. FERTITTA Tilman J. Fertitta	Sole Director and President (Principal Executive Officer)

/S/ RICK LIEM Rick Liem	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Houston, state of Texas, on April 13, 2005.

LCH ACQUISITION, INC. LSRI HOLDINGS, INC.

By:	/S/ TILMAN J. FERTITTA
Tilman J. Fertitta
President

Each of the undersigned constitutes and appoints Steven L. Scheinthal his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 13, 2005.

Signature	Title

/S/ TILMAN J. FERTITTA Tilman J. Fertitta	Director, President (Principal Executive Officer)

/S/ RICK LIEM Rick Liem	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ STEVEN L. SCHEINTHAL Steven L. Scheinthal	Director, Vice President and Secretary

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Houston, state of Texas, on April 13, 2005.

CHLN, INC.

By:	/S/ TILMAN J. FERTITTA
Tilman J. Fertitta President

Each of the undersigned constitutes and appoints Tilman J. Fertitta, and Steven L. Scheinthal, and each of them (with full power to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 13, 2005.

Signature	Title

/S/ TILMAN J. FERTITTA Tilman J. Fertitta	Director, President (Principal Executive Officer)

/S/ STEVEN L. SCHEINTHAL Steven L. Scheinthal	Director, Vice President and Secretary

/S/ RICK LIEM Rick Liem	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Houston, state of Texas, on April 13, 2005.

CHLN—MARYLAND, INC.

By:	/S/ TILMAN J. FERTITTA
Tilman J. Fertitta President

Each of the undersigned constitutes and appoints Tilman J. Fertitta, and Steven L. Scheinthal, and each of them (with full power to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 13, 2005.

Signature	Title

/S/ TILMAN J. FERTITTA Tilman J. Fertitta	President (Principal Executive Officer)

/S/ STEVEN L. SCHEINTHAL Steven L. Scheinthal	Director, Vice President and Secretary

/S/ RICK LIEM Rick Liem	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Houston, state of Texas, on April 13, 2005.

WSI FISH LIMITED
By: Its General Partner

SALTGRASS, INC.,
a Texas corporation

By:	/S/ TILMAN J. FERTITTA
Tilman J. Fertitta President

Each of the undersigned constitutes and appoints Tilman J. Fertitta, and Steven L. Scheinthal, and each of them (with full power to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 13, 2005.

Signature	Title

/S/ TILMAN J. FERTITTA Tilman J. Fertitta	President (Principal Executive Officer)

/S/ RICK LIEM Rick Liem	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ STEVEN L. SCHEINTHAL Steven L. Scheinthal	Sole Director, Vice President and Secretary

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Houston, state of Texas, on April 13, 2005.

FSI Restaurant Development Limited
By: Its General Partner

SALTGRASS, INC.,
a Texas corporation

By:	/S/ TILMAN J. FERTITTA
Tilman J. Fertitta President

Each of the undersigned constitutes and appoints Tilman J. Fertitta, and Steven L. Scheinthal, and each of them (with full power to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 13, 2005.

Signature	Title

/S/ TILMAN J. FERTITTA Tilman J. Fertitta	President (Principal Executive Officer)

/S/ RICK LIEM Rick Liem	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ STEVEN L. SCHEINTHAL Steven L. Scheinthal	Sole Director, Vice President and Secretary

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Houston, state of Texas, on April 13, 2005.

RAINFOREST CAFÉ, INC—BALTIMORE COUNTY

By:	/S/ JAMES C. KRAMER
James C. Kramer President

Each of the undersigned constitutes and appoints Steven L. Scheinthal his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 13, 2005.

Signature	Title

/S/ JAMES C. KRAMER James C. Kramer	Director, President and Treasurer (Principal Executive Officer)

/S/ RICK LIEM Rick Liem	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ STEVEN L. SCHEINTHAL Steven L. Scheinthal	Director, Vice President

/S/ WAYNE T. STANCIL Wayne T. Stancil	Director, Vice President and Secretary

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Houston, state of Texas, on April 13, 2005.

LANDRY’S TRADEMARK, INC.

By:	/S/ STEVEN L. SCHEINTHAL
Steven L. Scheinthal
President

Each of the undersigned constitutes and appoints Steven L. Scheinthal his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 13, 2005.

Signature	Title

/S/ STEVEN L. SCHEINTHAL Steven L. Scheinthal	Director, President and Secretary (Principal Executive Officer)

/S/ RICK LIEM Rick Liem	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ DARRYL E. SMITH Darryl E. Smith	Director, Vice President

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Houston, state of Texas, on April 13, 2005.

LANDRY’S LIMITED, INC.

By:	/S/ STEVEN L. SCHEINTHAL
Steven L. Scheinthal
Vice President

Each of the undersigned constitutes and appoints Steven L. Scheinthal his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 13, 2005.

Signature	Title

/S/ STEVEN L. SCHEINTHAL Steven L. Scheinthal	Director, Vice President and Secretary (Principal Executive Officer)

/S/ RICK LIEM Rick Liem	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ DARRYL E. SMITH Darryl E. Smith	Director, Vice President, Assistant Treasurer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, all of the registrants listed below have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Houston, state of Texas, on April 13, 2005.

C. A. MUER CORPORATION

CAPT. CRAB’S TAKE-AWAY OF 79TH STREET, INC.

CHLN—IDAHO, INC.

CRAB ADDISON, INC.

CRAB HOUSE, INC.

CRYO REALTY, CORP.

CRYOTECH INDUSTRIES OF NORTH CAROLINA, INC.

FSI DEVCO, INC.

HOSPITALITY HEADQUARTERS, INC.

HOUSTON AQUARIUM, INC.

INN AT THE BALLPARK CATERING, INC.

JOE’S CRAB SHACK—DELAWARE, INC.

JOE’S CRAB SHACK—SAN DIEGO, INC.

LANDRY’S CRAB SHACK, INC.

LANDRY’S DEVELOPMENT, INC.

LANDRY’S DOWNTOWN AQUARIUM, INC.

LANDRY’S PESCE, INC.

LANDRY’S SEAFOOD HOUSE—ADDISON, INC.

LANDRY’S SEAFOOD HOUSE—ALABAMA, INC.

LANDRY’S SEAFOOD HOUSE—ARIZONA, INC.

LANDRY’S SEAFOOD HOUSE—ARLINGTON, INC.

LANDRY’S SEAFOOD HOUSE—AUSTIN, INC.

LANDRY’S SEAFOOD HOUSE—BELLEVUE, INC.

LANDRY’S SEAFOOD HOUSE—BILOXI, INC.

LANDRY’S SEAFOOD HOUSE—COLORADO, INC.

LANDRY’S SEAFOOD HOUSE—DELAWARE, INC.

LANDRY’S SEAFOOD HOUSE—FLORIDA, INC.

LANDRY’S SEAFOOD HOUSE—GEORGIA, INC.

LANDRY’S SEAFOOD HOUSE—HAMPTON, INC.

LANDRY’S SEAFOOD HOUSE—ILLINOIS, INC.

LANDRY’S SEAFOOD HOUSE—INDIANA, INC.

LANDRY’S SEAFOOD HOUSE—KANSAS, INC.

LANDRY’S SEAFOOD HOUSE—KENTUCKY, INC.

LANDRY’S SEAFOOD HOUSE—LAFAYETTE, INC.

LANDRY’S SEAFOOD HOUSE—LITTLE ROCK, INC.

LANDRY’S SEAFOOD HOUSE—MARYLAND, INC.

LANDRY’S SEAFOOD HOUSE—MEMPHIS, INC.

LANDRY’S SEAFOOD HOUSE—MICHIGAN, INC.

LANDRY’S SEAFOOD HOUSE—MINNESOTA, INC.

LANDRY’S SEAFOOD HOUSE—MISSOURI, INC.

LANDRY’S SEAFOOD HOUSE—NEVADA, INC.

LANDRY’S SEAFOOD HOUSE—NEW JERSEY, INC.

LANDRY’S SEAFOOD HOUSE—NEW MEXICO, INC.

LANDRY’S SEAFOOD HOUSE—NEW ORLEANS, INC.

LANDRY’S SEAFOOD HOUSE—NORFOLK, VIRGINIA, INC.

LANDRY’S SEAFOOD HOUSE—NORTH CAROLINA, INC.

LANDRY’S SEAFOOD HOUSE—OHIO, INC.

LANDRY’S SEAFOOD HOUSE—OKLAHOMA, INC.

LANDRY’S SEAFOOD HOUSE—PENNSYLVANIA, INC.

LANDRY’S SEAFOOD HOUSE—REDONDO BEACH, INC.

LANDRY’S SEAFOOD HOUSE—SAN LUIS, INC.

LANDRY’S SEAFOOD HOUSE—SOUTH CAROLINA, INC.

LANDRY’S SEAFOOD HOUSE—UTAH, INC.

LANDRY’S SEAFOOD HOUSE—VIRGINIA, INC.

LANDRY’S SEAFOOD INN & OYSTER BAR, INC.

LANDRY’S SEAFOOD INN & OYSTER BAR—GALVESTON, INC.

LANDRY’S SEAFOOD INN & OYSTER BAR—KEMAH, INC.

LANDRY’S SEAFOOD INN & OYSTER BAR—SAN ANTONIO, INC.

LANDRY’S SEAFOOD INN & OYSTER BAR—SUGAR CREEK, INC.

LANDRY’S SEAFOOD KEMAH, INC.

LANDRY’S SEAFOOD & STEAK HOUSE—CORPUS CHRISTI, INC.

LNY-IOWA, INC.

MARINA ACQUISITION CORPORATION OF FLORIDA, INC.

NEVADA AQUARIUM, INC.

OCEAN BLUE INDUSTRIES, INC.

RAINFOREST CAFE, INC.

RAINFOREST CAFE, INC.—CHA CHA

RAINFOREST CAFE, INC.—KANSAS

RAINFOREST TRADEMARK, INC.

SEAFOOD HOLDING SUPPLY, INC.

SUMMIT AIRCRAFT SERVICES, INC.

SUMMIT ONE NETWORK, INC.

SUMMIT SEAFOOD SUPPLY, INC.

SUMMIT SUPPLY, INC.

WEST END SEAFOOD, INC.

WILLIE G’S GALVESTON, INC.

WILLIE G’S POST OAK, INC.

By:	/S/ TILMAN J. FERTITTA
Tilman J. Fertitta
President

Each of the undersigned constitutes and appoints Steven L. Scheinthal his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated for all of the registrants listed above on April 13, 2005.

Signature	Title

/S/ TILMAN J. FERTITTA Tilman J. Fertitta	President (Principal Executive Officer)

/S/ STEVEN L. SCHEINTHAL Steven L. Scheinthal	Sole Director, Vice President, and Secretary

/S/ RICK LIEM Rick Liem	Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated December 28, 2004, among the Company, the Guarantors and Wachovia Securities, National Association, as trustee (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 4, 2005)

4.2	Registration Rights Agreement, dated December 28, 2004, among the Company, the Guarantors, and the initial purchasers party thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 4, 2005)

5.1	—Opinion of Haynes and Boone, LLP

12.1	Computation of ratio of earnings to fixed charges

23.1	—Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

23.2	—Consent of Grant Thornton LLP

23.3	—Consent of Ernst & Young LLP

24.1	—Powers of Attorney (included on the signature page of this Registration Statement)

25.1	—Statement of Eligibility and Qualification on Form T-1 of Trustee

99.1	—Form of Letter of Transmittal

99.2	—Form of Notice of Guaranteed Delivery